                                                                   EXHIBIT 10.10
                               DATED 5th May 2004

                            PRINTS (UK) QRS 16-1 INC

                                       to

                             POLESTAR PETTY LIMITED

                                      and

                         POLESTAR PETTY BINDERY LIMITED
                     POLESTAR MAGAZINES & CATALOGUES LIMITED
                          WATMOUGHS (HOLDINGS) LIMITED
                             POLESTAR GROUP LIMITED

             -------------------------------------------------------
                                      LEASE
                                       of

              Premises at Whitehall Road and Coleman Street, Leeds

             -------------------------------------------------------

                                Nabarro Nathanson
                                   Lacon House
                                84 Theobalds Road
                                 London WCIX 8RW

                                    CONTENTS

CLAUSE         SUBJECT MATTER                                                                          PAGE
LAND AT WHITEHALL ROAD AND COLEMAN STREET, LEEDS .................................................       1
1.    DEFINITIONS ................................................................................       1
2.    INTERPRETATION .............................................................................       9
3.    DEMISE......................................................................................      10
4.    INSURANCE BY THE LANDLORD ..................................................................      11
5.    INSURANCE BY THE TENANT.....................................................................      14
6.    TENANT'S OBLIGATIONS........................................................................      19
      Rents.......................................................................................      19
      Repair......................................................................................      19
      Decoration .................................................................................      19
      Alterations and additions...................................................................      20
      Signs and reletting notices ................................................................      21
      User........................................................................................      21
      Alienation..................................................................................      22
      Assignment .................................................................................      23
      Underletting ...............................................................................      24
      Entry ......................................................................................      25
      Planning Acts and Acts generally............................................................      26
      The Construction (Design and Management) Regulations 1994...................................      27
      Outgoings, costs and fees...................................................................      28
      VAT.........................................................................................      29
      Output tax..................................................................................      29
      Input tax...................................................................................      29
      General requirements concerning use ........................................................      29
      Surety......................................................................................      30
      Superior interests..........................................................................      30
      Development.................................................................................      31
      Indemnity...................................................................................      31
      Covenants in freehold title.................................................................      31
      Corporate and Financial Covenants...........................................................      31
      Registration at HM Land Registry............................................................      31
      Environmental requirements..................................................................      32
      Not to overload ............................................................................      33
      Machinery ..................................................................................      33
      Support ............................................ .......................................      33
      Capital Allowances/Industrial Building Allowances...........................................      33
7.    LANDLORD'S OBLIGATIONS .....................................................................      33
8.    GENERAL PROVISIONS..........................................................................      33
      Re-entry....................................................................................      33
      Service of notices..........................................................................      35
      Adjoining land..............................................................................      36
      No liability in damages.....................................................................      36
      Failure to perform obligations..............................................................      36
      Statutory compensation......................................................................      36
      Rights easements etc. ......................................................................      36
      Waiver of right to forfeit..................................................................      37
      No warranty as to planning .................................................................      37

      Tenant's goods left in Premises.............................................................      37
      Covenants relating to adjoining premises....................................................      37
      Entire understanding .......................................................................      37
      Landlord and Tenant (Covenants) Act 1995....................................................      37
      Severance...................................................................................      38
      Governing law and jurisdiction .............................................................      38
      Requests for information....................................................................      38
      Non-recourse................................................................................      38
9.    SURETY COVENANTS............................................................................      39
10.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999................................................      39
11.   LAND REGISTRATION ACT 2002..................................................................      39
12.   CERTIFICATE.................................................................................      39
      FIRST SCHEDULE Premises.....................................................................      40
      SECOND SCHEDULE Rights and Easements excepted...............................................      41
      THIRD SCHEDULE Provisions for rent review...................................................      42
      FOURTH SCHEDULE Form of Surety covenant.....................................................      44
      FIFTH SCHEDULE Matters to which the demise is subject.......................................      48
      SIXTH SCHEDULE PART 1 Landlord's Fixtures and Fittings, Plant and Machinery.................      49
      SIXTH SCHEDULE PART 2 Tenant's Fixtures and Fittings, Plant and Machinery...................      51
4.    POLESTAR GROUP FINANCIAL COVENANTS..........................................................      56
      EIGHTH SCHEDULE Authorised Guarantee Agreement..............................................      58
1.    DEFINITIONS.................................................................................      58
7.    INTERPRETATION..............................................................................      59
8.    GUARANTEE ..................................................................................      60
9.    PRINCIPAL DEBTOR ...........................................................................      60
10.   TENANT AND GUARANTOR TO TAKE A NEW LEASE....................................................      60
11.   SUPPLEMENTARY PROVISIONS....................................................................      61
12.   SCOPE OF THIS DEED..........................................................................      64
      NINTH SCHEDULE Form of Rent Deposit Deed....................................................      63
2.    DEFINITIONS AND INTERPRETATION..............................................................      64
3.    SUPPLEMENTAL DEED...........................................................................      66
4.    DEPOSIT.....................................................................................      66
5.    WITHDRAWALS.................................................................................      66
6.    INTEREST....................................................................................      66
7.    TRANSFER OF REVERSION.......................................................................      67
8.    RELEASE OF RENT DEPOSIT.....................................................................      67
9.    CHARGE......................................................................................      67
10.   GENERAL PROVISIONS..........................................................................      67
11.   GUARANTOR...................................................................................      68
12.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999................................................      68
13.   EXECUTION...................................................................................      68
PURSUANT TO A POWER OF ATTORNEY DATED)............................................................      69
NAME  ............................................................................................      69
      Form of Deed of Substitution of Surety......................................................      71
14.   RELEASE BY THE LANDLORD.....................................................................      73
13.   ACCEPTANCE OF LIABILITY BY THE NEW SURETY COMPANY...........................................      73
14.   ACCEPTANCE BY THE LANDLORD..................................................................      73
15.   LEASE IN FORCE..............................................................................      73

16.  CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999..................................................     73
PURSUANT TO A POWER OF ATTORNEY DATED )............................................................     74
NAME  ................... . .......................... ............................................     74

                                   PARTICULARS

   LANDLORD AND TENANT                        New Tenancy.
   (COVENANTS) ACT 1995

1. DATE OF THIS DEED                          5th May 2004

2. LEASE OR UNDERLEASE                        Lease

3. LANDLORD                                   PRINTS (UK)
                                              QRS 16-1 INC c/o
                                              Colliers CRE Aquis House,
                                              12 Greek Street,
                                              Leeds LS1 5RV
                                              (attention: Charlotte Hicks)
   Company Registration Number

4. TENANT                                     POLESTAR PETTY LIMITED whose
                                              registered office is at
                                              Marlborough Court,
                                              Sunrise Parkway,
                                              Linford Wood, Milton
                                              Keynes Buckinghamshire
                                              MK14 6DY

   Company Registration Number                2317911

5. SURETY                                     POLESTAR PETTY BINDERY LIMITED,
                                              POLESTAR MAGAZINES & CATALOGUES
                                              LIMITED, WATMOUGHS (HOLDINGS)
                                              LIMITED and POLESTAR GROUP LIMITED
                                              whose registered office is at
                                              Marlborough Court, Sunrise
                                              Parkway, Linford Wood, Milton
                                              Keynes Buckinghamshire MK14 6DY

   Company Registration Numbers               2647729, 2349434, 49840 and
                                              3489002 respectively.

6. PREMISES as shown edged red on the         Land at Whitehall Road and
   Plan described in the First schedule       Coleman Street, Leeds.

7. DATE OF COMMENCEMENT OF TERM               The date hereof.

8. TERM From and including the date of this Lease until and including 4th May 2029.

9. EXPIRY DATE OF TERM                        4th May 2029.

10.RENT as it may be reviewed under the       One million one hundred and
   Third schedule                             seventy nine thousand four
                                              hundred and ninety six pounds
                                              ((pound)1,179,496).

11. RENT COMMENCEMENT DATE                    The date hereof.

12. ANCILLARY RENT                            The date hereof.
    COMMENCEMENT DATE

13. RENT REVIEW DATE(S)                       As set out in the Third Schedule.

14. INTEREST RATE                             Four per cent above Lloyds Bank
                                              from Plc's base rate time to time.

15. FIRST REDECORATING YEAR                   The year commencing on the third
                                              anniversary of date hereof.

16. PERMITTED USER                            Any use falling within Use Classes
                                              Bl, B2 and B8 of the Town and
                                              Country Planning (Use Classes)
                                              Order 1987.

                                      LEASE

                                 LAND REGISTRY

                        LAND REGISTRATION ACTS 1925-2002

County and District               :

Title Number                      :

Property                          :   Land at Whitehall Road and Coleman Street,
                                      Leeds.

DATE                                  5th May 2004

PARTIES

(1)   The Landlord specified in the Particulars (the "LANDLORD");

(2)   The Tenant specified in the Particulars (the "TENANT"); and

(3)   The Surety specified in the Particulars (the "SURETY").

IT IS AGREED AS FOLLOWS:

1.    DEFINITIONS

      In this Lease the following expressions have the following meanings:

      "ACT"

                  means every Act of Parliament (whether or not specifically named in this Lease) which may be relevant to the Premises its user or anything on the Premises the persons employed or having recourse to the Premises whether or not in force at the date of this Lease and includes any statutory re-enactment or modification of such Acts of Parliament and any order regulation directive bye-law rule consent or licence granted or required under such Acts of Parliament or by any public or local authority or by any court of competent jurisdiction save that all references to the Town and Country Planning (Use Classes) Order 1987 means such order as in force at the date of this Lease;

      "ACT OF TERRORISM"

                  means an act designed to influence the government or intimidate the public or a section of the public and which is made for the purpose of advancing a political, religious or ideological cause;

      "ASSETS"

                  of any Person means all or any part of its business, undertaking, property, assets, revenues (including any right to receive revenues) and uncalled capital, wherever situated;

      "COMPETENT AUTHORITY"

                  means any national or local governmental agency, body or other entity having enforcement or regulatory powers under Environmental Law;

      "CONDUIT"

                  means any conducting medium or other thing within the Premises and/or any adjoining or neighbouring premises serving the Premises and by means of which any facility service or matter may pass;

      "CONTROL"

                  means in relation to a company the ability or right to exercise, or the right to acquire, direct or indirect control over a company's affairs, through the possession of or right to acquire a majority of the voting rights in that company or the right to appoint or remove a majority of its board directors or, in the case of a company whose shares are publicly traded on any investment exchange, the acquisition by a third party, acting alone or in concert, of 30 per cent of more of the voting rights in that company or any action which has similar effect operating by merger or sale of assets;

      "DANGEROUS SUBSTANCES"

                  means any substance (whether in the form of a solid liquid gas or vapour) the generation, keeping, transportation, storage, treatment, use or disposal of which gives rise to a risk of causing harm to man or to any other living organism or causing damage to the Environment and includes (but without limitation) any controlled special, hazardous, toxic, radioactive or dangerous waste;

      "DEBT TEST"

                  means the Financial Indebtedness of the Tenant during the 12 month period expiring on the Test Date is no more than two times the Ebitda of the Tenant during such 12 month period.

      "EBITDA"

                  means profit on ordinary activities before exceptional items interest and taxation adjusted for the adding back of any depreciation or amortisation according to the annual audited accounts supplied in accordance with paragraph
                  2.3 of the Seventh Schedule;

      "EBITDA TEST"

                  means that the Landlord is satisfied on each Test Date that the Tenant has an Ebitda during the 12 month period expiring on the Test Date of at least two times the aggregate of the Rents reserved and payable under this Lease together with all rents payable on all other premises held by the Tenant in respect of the 12 month period which commences on the Test Date;

      "ENVIRONMENT"

                  means the environment as defined in section 1(2) of the Environmental Protection Act 1990;

      "ENVIRONMENTAL LAW"

                  means any and all laws or regulations existing, adopted, made, commenced, introduced or otherwise brought into force prior to or after the date of this Lease including, without limitation all European Community regulations, directives and decisions, statutes and subordinate legislation, regulations, orders, ordinances, codes of practice, circulars, guidance notes and the like in so far as they have the force of law, common law, administrative, civil, criminal and local laws and byelaws, judgments, notices, orders, directions, instructions or awards of any Competent Authority and which have as purpose or effect the protection of the Environment and/or the prevention of harm or damage to the Environment, to human health or to the health of any other living organism or to property and laws or from Dangerous Substances and regulations governing the management and control of asbestos containing materials in the workplace;

      "ENVIRONMENTAL PERMITS"

                  means any and all consents, permits or authorisations required under Environmental Law in connection with the Tenant's use and occupation of the Premises;

      "FINANCIAL COVENANT TESTS"

                  means that the Landlord is satisfied on each Test Date that the Tenant has satisfied the Ebitda Test, the Debt Test and the Minimum Tangible Worth Test;

      "FINANCIAL INDEBTEDNESS"

                  means any indebtedness for or in respect of:

            (a)   moneys borrowed;

            (b) any amount raised by acceptance under any acceptance credit facility;

            (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

            (d) the amount of any liability in respect of any lease or hire purchase contract other than that to the Tenant for use in the Tenant's business which would, in accordance with generally accepted accounting procedures, standards and practices in the United Kingdom consistently applied to be treated as a finance or capital lease;

            (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

            (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

            (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the mark to market value shall be taken into account);

            (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

            (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (1) to (h) of this definition;

      "HAZARDOUS SUBSTANCES"

                  means any substance (whether in the form of a solid, liquid, gas or vapour) the generation, keeping, transportation, storage, treatment, use or disposal of which gives rise to a risk of causing harm to human health or to the health of any other living organism or causing harm to the Environment or damage to property including (without limitation) any electricity, heat, vibration, noise or other radiation and all waste;

      "HOLDING COMPANY"

                  has the meaning given to it in sections 736 and 736A of the Companies Act 1985 (as amended);

      "INSURANCE ELECTION NOTICE"

                  means a written notice of at least one months duration from the Landlord to the Tenant electing that upon expiration of such notice, the Tenant shall insure the Premises in accordance with clause 5;

      "INSURANCE RENT"

                  means all sums payable by the Tenant pursuant to clause 4.2;

      "INSURED RISKS"

                  means the risks insured against under clause 4.1;

      "INTEREST"

                  means interest at the Interest Rate payable from the date of demand by the Landlord (or if earlier the date at which monies become due or at which the Landlord expends monies in respect of which interest is required under this Lease) until the date of payment to the Landlord compounded with quarterly rests on the usual quarter days;

      "INVESTMENT GRADE"

                  means, in relation to a company, that it has a publicly traded unsecured senior debt rating of BBBI or better from S&P or Baa or better from Moody's, or in the event of both of such rating agencies ceasing to furnish such ratings, a comparable rating by any rating agency reasonably acceptable to the Landlord;

      "LANDLORD"

                  includes the person entitled for the time being to the reversion to this Lease;

      "LANDLORD'S FIXTURES AND FITTINGS"

                  means all those fixtures and fittings including without limitation those referred to in Part 1 of the Sixth Schedule.

      "THIS LEASE"

                  means the Lease granted by this Deed and includes any Supplemental Document;

      "MINIMUM TANGIBLE WORTH"

                  means the minimum tangible worth of a company based on share capital plus reserves less intangibles, as independently verified and signed off by a nationally recognised firm of independent suitably professionally qualified accountants;

      "MINIMUM TANGIBLE WORTH TEST"

                  means that the Landlord is satisfied that the Tenant has a Minimum Tangible Worth at all times of not less than Ten Million Pounds ((pound)10,000,000);

      "MOODY'S"

                  means Moody's Investor Services, Inc;

      "MORTGAGEE"

                  means the mortgagee or chargee of the Landlord;

      "NET WORTH TEST"

                  means that the Landlord is satisfied that any proposed assignees of the Lease has a Minimum Tangible Worth of at least ten times the Rent then reserved and payable under this Lease at the time of any proposed assignment as shown by audited accounts of such proposed assignee for the accounting period (not to be shorter than one year) immediately preceding the date of the application to the Landlord for any proposed assignment;

      "NEW CONTROLLER"

                  means any party who takes Control of Polestar Petty Limited under the terms of paragraph 1.3 of the Seventh Schedule;

      "NEW SURETY COMPANY"

                  means a new surety company or companies substituted for one or more of the Original Surety Companies;

      "ORIGINAL SURETY COMPANIES"

                  means each of those companies listed in point 5 of the Particulars;

      "PARTICULARS"

                  means the details on the preceding pages headed "Particulars";

      "PERSON"

                  means an individual, partnership, association, corporation, limited liability company or other entity;

      "PLAN"

                  means the plan or plans specified in the Particulars;

      "PLANNING ACTS"

                  means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991;

      "PLANT"

                  means all plant and machinery now in or serving the Premises including (but without limitation) any listed in Part 1 of the Sixth Schedule and all window cleaning plant and machinery all electrical systems all fire detection and fire prevention systems and all control or monitoring systems and installations [and dock loading bays] (including in each case all associated Conduits) and together also with all plant and machinery which may from time to time be installed to replace any item of the foregoing and provided that all items comprising tenants fixtures, fittings, plant and machinery (including, but without limitation those listed in Part 2 of the Sixth Schedule) shall not be included in this definition of "Plant";

      "POLESTAR GROUP"

                  means Polestar Group Limited and all its subsidiaries;

      "PROFITS TEST"

                  means that the Landlord is satisfied that any proposed assignee of this Lease has net profits (before tax) of at least three times the Rents then reserved and payable under this Lease at the time of any proposed assignment as shown by audited accounts of such proposed assignee during each of the three accounting periods (none of which is to be a period of more than one year) immediately preceding the date of application to the Landlord for consent to any proposed assignment;

      "QUARTER DAYS"

                  means 25 March, 24 June, 29 September and 25 December;

      "RENT DEPOSIT"

                  (a) In the event that the Landlord becomes aware that Polestar Petty Limited has a Minimum Tangible Worth of less than Ten Million Pounds ((pound)10,000,000), it can require Polestar Petty Limited by notice in writing to pay the Rent Deposit and enter into the Rent Deposit Deed in an amount equal to the shortfall in the Minimum Tangible Worth from Ten Million Pounds ((pound)10,000,000) up to a maximum Rent Deposit of Five Million Pounds ((pound)5,000,000) PROVIDED THAT if this shortfall is solely due to a decline in the profit & loss reserve of Polestar Petty Limited arising solely from a decline in profits arising from trading in the ordinary course of business of Polestar Petty Limited then the amount of the Rent Deposit shall be limited to six months' Rents payable under this Lease for the six month period commencing on the Test Date at which the Minimum Tangible Worth Test has been determined not to have been satisfied; and

                  (b) in a case where the Ebitda Test or Debt Test is not satisfied means an amount equal to the Rents payable under this Lease for the six month period commencing on the Test Date at which the Ebitda Test or Debt Test has been determined not to have been satisfied;

      "RENT DEPOSIT DEED"

                  means a rent deposit deed in the form attached in the Ninth schedule to this Lease;

      "RENTS"

                  means the aggregate of the Rent first reserved and the Insurance Rent (unless the provisions of clause 5 are in effect) and all other sums whatsoever as become payable by the Tenant to the Landlord under the provisions of this Lease;

      "THE REPORT"

                  means the report carried out by Environ Limited in respect of the Property dated April 2004;

      "REQUISITE NOTICE"

            means a notice in writing to the Tenant 48 hours before any entry is made on the Premises PROVIDED THAT in the case of an emergency no notice will be required;

      "SUBSIDIARY"

                  has the meaning given to it in sections 736 and 736A of the Companies Act 1985 (as amended);

      "SUPPLEMENTAL DOCUMENT"

                  means any deed agreement licence memorandum letter or other document which in any way varies this Lease or which is or becomes supplemental to this Lease whether or not expressed to be so;

      "S&P"

                  means Standard & Poor's Ratings Services, a Division of the McGraw Hill, Companies, Inc;

      "SUPPLIER"

                  means a supplier to the Tenant of plant, equipment or apparatus now in or serving the Premises (including without limitation any listed in Part 2 of the Sixth Schedule);

      "SURETY"

                  means the Original Surety Companies or any other company or companies substituted for or added to the Original Surety Companies pursuant to the provisions of the Seventh Schedule of this Lease and includes (in respect of any person who has guaranteed to the Landlord the Tenant's obligations contained in this Lease) if it is an individual his personal representatives and provided that if any of the Original Surety Companies are replaced by any other company or companies as Surety pursuant to this Lease, then the company so replaced shall cease to be a Surety for the purposes of this Lease;

      "TENANT"

                  includes the Tenant's successors in title and if it is an individual his personal representatives;

      "TENANT'S GROUP"

                  means the Tenant and all its subsidiaries any Holding Company of the Tenant and all subsidiaries of any such Holding Company;

      "TERM"

                  means the term mentioned in the Particulars and includes any extension or continuation whether by statute or at common law;

      "TERMINATION DATE"

                  means the date of expiration or sooner determination of the Term;

      "TEST DATE"

                  means 30 September in each year of this Lease;

      "VAT"

                  means Value Added Tax or any similar tax from time to time in addition to it replacing it or performing a similar fiscal function;

      "VAT ACT"

                  means the Value Added Tax Act 1994 and any other statutes concerned with VAT and any directives and regulations adopted by the Council of the European Communities which relate to VAT;

      "VAT ELECTION"

                  means an election made by any person under paragraph 2 of
                  schedule 10 to the VAT Act which has the effect of a waiver of exemption on any VAT Supply made by the Landlord or by the representative member of any VAT Group of which the Landlord is a member in relation to the Premises;

      "VAT GROUP"

                  means a group of companies within the meaning of section 43 of the VAT Act;

      "VAT SUPPLY"

                  has the meaning which "supply" has for the purpose of the VAT Act and any reference to a VAT Supply by or to any person shall include a reference to a supply by or to the representative member of any VAT Group of which the person is a member.

2.    INTERPRETATION

      In this Lease:

2.1 The details and descriptions appearing in the Particulars are included and form part of this Lease.

2.2 If there is more than one person included in the expression "Tenant" or "Surety" the covenants by them will be joint and several.

2.3 Where any act is prohibited the Tenant will not allow or suffer such act to be done.

2.4 Where the Landlord or any other person exercises any rights to enter the Premises under this Lease unless specifically provided by this Lease to the contrary the person exercising such right will make good any damage caused to the Premises and to any Tenant's fixtures, fittings, and any goods or items on the Premises but (provided such right of entry is exercised in accordance with the relevant provisions of this Lease) neither such person nor the Landlord will be liable for any other compensation.

2.5 The clause headings (except for the definitions) are for ease of reference and are not to be used for the purposes of construing this Lease.

2.6 References to clause numbers or schedules or paragraphs in schedules mean the clauses of or schedules to or paragraphs in schedules to this Lease.

2.7 Words importing persons include firms companies and corporations and vice versa.

2.8 Words importing one gender will be construed as importing any other gender.

2.9 Words importing the singular will be construed as importing the plural and vice versa.

3.    DEMISE

      The Landlord DEMISES to the Tenant (at the request of the Surety) ALL THOSE the Premises EXCEPTING AND RESERVING to the Landlord the rights and easements specified in the Second schedule TO HOLD the Premises to the Tenant from and including the Date of Commencement of Term for the Term SUBJECT to all rights easements privileges restrictions and stipulations of whatever nature affecting the Premises and FURTHER SUBJECT to the covenants and other matters referred to in the Fifth schedule YIELDING AND
      PAYING:

3.1   Yearly and proportionately for any fraction of a year

3.1.1 from and including the Rent Commencement Date the Rent; and

3.1.2 from and including the Rent Review Date such other Rent as may become payable under the provisions of the Third Schedule in each case to be paid by equal quarterly payments in advance on the Quarter days in every year the first such payment to be made on the Rent Commencement Date and to be in respect of the period from and including the Rent Commencement Date to and including the day immediately preceding the next following quarter day.

3.2   From and including the Ancillary Rent Commencement Date:

3.2.1 the Insurance Rent;

3.2.2 all interest and VAT and other sums whatsoever as become payable by the Tenant to the Landlord under the provisions of this Lease.

      which are all reserved as rent.

3.3 If required by the Landlord the Tenant shall pay the rent reserved by clause 3.1 and any VAT on it by banker's standing order to a bank account in the United Kingdom which the Landlord has notified in writing to the Tenant.

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4.    INSURANCE BY THE LANDLORD

      The Landlord and the Tenant COVENANT one with the other as follows:

4.1 Subject to the Tenant paying the premium in accordance with the provisions of this clause the Landlord covenants to insure the Premises (including tenant's and trade fixtures and fittings if agreed pursuant to the proviso to this clause 4.1) subject to such excesses exclusions or limitations as the Landlord or its insurers may reasonably require (and as are reasonable having regard to the prevailing practice at the relevant time in the London insurance market) in such reputable insurance office or with such underwriters and through such agency as the Landlord may from time to time decide in the full reinstatement value of the Premises including architects' and surveyors' and other professional fees and incidental expenses including if the Landlord in its sole discretion from time to time sees fit VAT on the rebuilding costs and such fees against:

4.1.1 loss or damage by fire explosion storm tempest (including lightning) flood earthquake burst pipes impact heave subsidence and (in peacetime) aircraft and articles dropped therefrom riot terrorism civil commotion and malicious damage impact by road vehicles and such other risks against which the Landlord may from time to time deem necessary to insure or in respect of which the Tenant (acting reasonably having regard to the availability of such other risks in the London insurance market at the time of such request) requires insurance against;

4.1.2 the loss of rent payable under this Lease from time to time (having regard to any review of rent which may become due under this Lease) for three years or such longer period as the Landlord may from time to time reasonably consider to be sufficient or as the Tenant may request and the Landlord may approve (acting reasonably) for the purposes of planning and carrying out any such reinstatement;

4.1.3 public liability of the Landlord arising out of or in connection with any matters involving or relating to the Premises

      PROVIDED THAT the Landlord is not under any obligation to insure or reinstate any fixtures or fittings installed by the Tenant which have become part of the Premises unless the Tenant has notified the Landlord in writing both of such installation and the reinstatement value of such fixtures and fittings for insurance purposes and also the Landlord shall have agreed in writing with the Tenant to effect the insurance of such fixtures and fittings at the cost of the Tenant ("Tenant's Fixtures and Fittings Insurance").

4.2 The Tenant will pay to the Landlord on demand the amount of the premium for insuring the Premises against the Insured Risks from the Ancillary Rent Commencement Date.

4.3 If any part of the Premises is damaged by any of the Insured Risks and becomes unfit for occupation or use and the policy or policies of insurance shall not have been vitiated or payment refused in whole or in part as a result of some act or default of the Tenant or anyone under its control then a fair proportion of the Rent will be suspended until the Premises are fit for occupation or use or if earlier until the monies received by the Landlord in respect of loss of rent insurance have been exhausted. In calculating the fair proportion (if the Tenant has paid the Rent due for the quarter then current) a refund will be made in respect of the proportion of the Rent from the date of damage or destruction until the day immediately preceding the next usual quarter day and any dispute regarding the cesser of rent will be referred to a single arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors under the Arbitration Act 1996.

4.3.1 If the Premises are damaged by any of the Insured Risks then subject to:

      (a)   clauses 4.4.3, 4.5 and 4.6; and

      (b) the Landlord being able to obtain all necessary consents (the "CONSENTS") which the Landlord shall use reasonable endeavours to obtain the Landlord will lay out all applicable proceeds of such insurance in reinstating (so far as practicable) the Premises and the Tenant will pay to the Landlord within 14 days of demand the amount equivalent to any policy excess as referred to in clause 4.1 which may be applicable to such insurance PROVIDED THAT the Landlord's obligation under this clause 4.3.1 will be satisfied if (subject to the Consents) the Landlord provides in the premises so reinstated accommodation at least as convenient and commodious as is reasonably practicable but such premises need not necessarily be identical to the Premises as they existed prior to such damage or destruction.

4.3.2 If the payment of any insurance monies is refused as referred to in clause
      4.3.3 the Tenant will pay to the Landlord within 14 days of demand the amount so refused.

4.3.3 The Landlord will not be obliged to comply with the obligations under clause 4.3.1 if payment of the insurance monies has been refused in whole or in part by reason of any act or default of the Tenant or anyone under its control and the Tenant has not complied with its obligations in clauses 4.3.1 and 4.3.2.

4.4   For the purposes of clause 4.5 the expression "SUPERVENING EVENTS" means:

4.4.1 the Landlord has failed (despite using its reasonable endeavours) to obtain the Consents;

4.4.2 any of the Consents have been granted subject to a condition which (in all the circumstances) it would be unreasonable to expect the Landlord to comply with;

4.4.3 some defect or deficiency on the site upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances;

4.4.4 the Landlord is unable to obtain access to such site for the purposes of rebuilding or reinstating;

4.4.5 the rebuilding or reinstating is prevented by war act of God government action strike or lockout; or

4.4.6 any other circumstance beyond the reasonable control of the Landlord.

4.5 The Landlord will not be liable to rebuild or reinstate the Premises if and for so long as such rebuilding or reinstating is prevented by Supervening Events and if rebuilding or reinstatement shall be impossible impracticable or frustrated by a Supervening Event all relevant insurance monies (so far as not laid out in rebuilding or reinstating and save any sums in respect of Tenant's Fixtures and Fittings Insurance which shall belong to and shall be paid to the Tenant) shall as between the Landlord and the Tenant be receivable by the

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

       Landlord for its own use and benefit absolutely and the obligation on the part of the Landlord to rebuild or reinstate will thereupon be deemed to have been discharged.

4.6 The Tenant will not do anything which may prejudice any policy of insurance for the time being in force in respect of any part of the Premises or any nearby premises or which may result in such insurance becoming void or voidable or the rate of premium under such insurance being increased and the Tenant will at all times comply with all reasonable requirements and recommendations of the insurers of the Premises notified in writing to the Tenant save that notification shall not be required if such requests or recommendations are of a nature generally found in the London insurance market.

4.7 To notify the Landlord immediately the Tenant undertenant or any other lawful occupier vacates the Premises.

4.8 The Tenant will keep the Premises supplied with such fire fighting equipment as the insurers of the Premises or the competent fire authority may require or as the Landlord may reasonably require and maintain such equipment to the satisfaction of all such persons.

4.9 The Tenant will not store explosive or unusually inflammable substances or goods at the Premises or obstruct the access to any fire fighting equipment or the means of escape from or over the Premises or lock any fire door and if anything happens which might affect any insurance policy relating to the Premises of which the Tenant is or should be aware the Tenant will immediately give notice to the Landlord.

4.10.1 At the reasonable written request of the Tenant the Landlord will produce evidence of such insurance and of the payment of the last premium.

4.10.2 The Landlord will use reasonable endeavours to procure that the interest of the Tenant is noted on the insurance policy either by specific noting or a general noting clause.

4.10.3 The Landlord will notify the Tenant of any material changes in the risks covered and the terms of the insurance policy from time to time, save where any such change reflects prevailing practice at the relevant time in the London insurance market.

4.10.4 The Landlord will use reasonable endeavours to procure that the insurers waive all rights of subrogation against the Tenant.

4.11 The Tenant will reimburse the Landlord within 14 days of demand the reasonable cost of valuations of the Premises for insurance purposes which the Landlord may cause to be made from time to time but not more frequently than once in every three years.

4.12 The Tenant warrants that prior to the execution of this Lease it has disclosed to the Landlord in writing any conviction judgment or finding of any court or tribunal relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of the Premises.

4.13 In the event of damage to the Premises as referred to in clause 4.3 and if the reinstatement of the Premises has not commenced within two years of such damage and is not thereafter diligently proceeded with the Tenant shall be entitled to terminate this Lease on giving three months' written notice to the Landlord and such termination shall thereafter take effect if such reinstatement has not so commenced and is not diligently proceeded with within such three month period and such termination shall be without prejudice to either party's rights against the other for any preceding breach of this Lease.

4.14   ACT OF TERRORISM

4.14.1 If the Premises or any part thereof or the access thereto shall be destroyed or damaged by an Act of Terrorism so as to render the Premises unfit for occupation and use then only to the extent an Act of Terrorism is not an Insured Risk under the terms of clause 4.1 then the Landlord shall within 12 months of such Act of Terrorism give written notice to the Tenant indicating whether or not the Landlord intends to reinstate the Premises.

4.14.2 If the Landlord intends to reinstate the Premises then, subject to:

       (a) the Landlord obtaining any necessary planning and other permission, consents, licences and approvals (which the Landlord shall use all reasonable endeavours to obtain but shall not be obliged to institute or pursue any appeal);

       (b) the necessary labour and materials being and remaining available (which the Landlord shall use its reasonable endeavours to obtain as soon as reasonably practicable),

       the Landlord shall use reasonable endeavours to reinstate the Premises as quickly as may reasonably be practicable at its own expense in accordance with the foregoing provisions.

4.14.3 If the Landlord serves written notice upon the Tenant pursuant to clause
       4.14.1 indicating that the Landlord does not intend to reinstate as aforesaid, this Lease shall forthwith determine without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

4.14.4 If the Landlord shall fail to give notice to the Tenant in accordance with clause 4.14.1 above, the Tenant may at any time after the expiry of a period of 12 months following the Act of Terrorism forthwith determine this Lease by written notice to the Landlord but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

4.14.5 All insurance monies payable will belong to the Landlord.

5.     INSURANCE BY THE TENANT

5.1 The Landlord may, at any time during the continuance of this Lease, serve an Insurance Election Notice on the Tenant whereupon the following provisions of this clause shall have effect upon the expiration of the Insurance Election Notice and clause 4 shall cease to operate.

5.2 The obligation on the part of the Tenant to pay Insurance Rent pursuant to clauses 3.2.1 and 4.2 shall cease.

5.3    The Tenant shall:

5.3.1 insure the Premises and maintain such insurance in the joint names of the Landlord and the Tenant and if requested by the Landlord with cover also being in the joint names of

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

      any Mortgagee or with the interest of any Mortgagee being noted on the policy (and with the Landlord being first loss payee), for their full reinstatement value, including the costs of demolition and site clearance, temporary works, compliance with local authority requirements in connection with any works of repair or reinstatement, architects', surveyors' and other professional fees and other incidental expenses, and in each case with due allowance for inflation and VAT, against;

      (a) those risks set out at clause 4.1.1 above and such other risks as the Landlord may from time to time reasonably require insurance against (the "TENANT'S INSURED RISKS"); and

      (b) the loss of rent payable under this Lease from time to time (having regard to any review of rent which may become due under this Lease) for three years or such longer period as the Landlord or the Tenant may from time to time reasonably consider to be sufficient for the purposes of planning and carrying out any such reinstatement;

      (c) public liability of the Landlord arising out of or in connection with any matter involving or relating to the Premises;

5.3.2 such insurance to be approved in advance by the Landlord in accordance with clause 5.3.3 below;

5.3.3 within 14 days of receiving the Insurance Election Notice, and in any event prior to taking out the said insurance, provide the Landlord with full details of the proposed insurance for the Landlord's approval (such approval not to be unreasonably withheld or delayed) including, but not limited to, details of the insurer or underwriter, the form of policy, any excesses exclusions and limitations under the policy, details of the full reinstatement value including all professional fees, and details of all other amounts insured under the policy;

5.3.4 at least two months prior to the renewal or replacement of any existing policy produce details of any proposed renewal or replacement policy together with evidence of payment of the premium to the Landlord and also at any other time at the request of the Landlord, produce details of the terms of the current insurance policy and evidence of the payment of the current premium to the Landlord;

5.3.5 notify the Landlord of any material changes in the risks covered and the terms of the insurance policy from time to time;

5.3.6 pay within 14 days of demand any increase in the insurance premium for any adjoining property of the Landlord which is attributable to the use of the Premises, or anything done or omitted to be done on the Premises by the Tenant or any other occupier of the Premises;

5.3.7 pay within 14 days of demand the reasonable costs incurred or payable by the Landlord in connection with the Landlord obtaining any valuation of the Premises for insurance purposes, as long as such valuation is made at least three years after any previous such valuation;

5.3.8 comply with the requirements of the insurers relating to the Premises;

 5.3.9 not do or omit to do anything which may make the insurance of the Premises or of any adjoining property of the Landlord, taken out by the Landlord or any superior landlord, void or voidable;

5.3.10 give the Landlord immediate written notice of any damage to or destruction of the Premises by a Tenant's Insured Risk;

5.3.11 pay the Landlord within 14 days of demand the reasonable costs incurred by the Landlord in connection with any insurance claim relating to the Premises arising from any insurance taken out by the Landlord;

5.3.12 notify the Landlord immediately the Tenant, undertenant, or any other lawful occupier vacates the Premises;

5.3.13 keep the Premises supplied with such fire fighting equipment as the insurers of the Premises or the competent fire authority may require or as the Landlord may reasonably require and maintain such equipment to the satisfaction of all such persons; and

5.3.14 not store explosive or unusually inflammable substances or goods at the Premises or obstruct the access to any fire fighting equipment or the means of escape from or over the Premises or lock any fire door and if anything happens which might affect any insurance policy relating to the Premises of which the Tenant is or should be aware the Tenant will immediately give notice to the Landlord.

5.4    REINSTATEMENT

5.4.1 If the Premises are damaged by any of the Tenant's Insured Risks then subject to:

       (a)   clauses 5.4.3, 5.5 and 5.6;

       (b) the Landlord being able to obtain all necessary consents (the "CONSENTS") which the Landlord shall use reasonable endeavours to obtain;

       (c)   the Landlord receiving the insurance monies; and

       (d) the Tenant making good any shortfall in the insurance monies;

       the Landlord will lay out all applicable proceeds of such insurance (except those relating to fees and loss of rent) in reinstating (so far as practicable) the Premises and the Tenant will pay to the Landlord within 14 days of demand the amount equivalent to any policy excess which may be applicable to such insurance PROVIDED THAT the Landlord's obligation under this clause 5.4.1 will be satisfied if (subject to the Consents) the Landlord provides in the premises so reinstated accommodation at least as convenient and commodious as is reasonably practicable but such premises need not necessarily be identical to the Premises as they existed prior to such damage or destruction.

5.4.2 If the payment of any insurance monies is refused as referred to in clause 5.4.3 the Tenant will pay to the Landlord within 14 days of demand the amount so refused.

5.4.3 The Landlord will not be obliged to comply with the obligations under clause 5.4.1 if payment of the insurance monies has been refused in whole or in part by reason of any act or default of the Tenant or anyone under its control and the Tenant has not complied with its obligations in clauses 5.4.1 and 5.4.2.

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

5.5   For the purposes of clause 5.6 the expression "SUPERVENING EVENTS" means:

5.5.1 the Landlord has failed (despite using its reasonable endeavours) to obtain the Consents;

5.5.2 any of the Consents have been granted subject to a condition which (in all the circumstances) it would be unreasonable to expect the Landlord to comply with;

5.5.3 some defect or deficiency on the site upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances;

5.5.4 the Landlord is unable to obtain access to such site for the purposes of rebuilding or reinstating;

5.5.5 the rebuilding or reinstating is prevented by war act of God government action strike or lockout; or

5.5.6 any other circumstance beyond the reasonable control of the Landlord.

5.6 The Landlord will not be liable to rebuild or reinstate the Premises if and for so long as such rebuilding or reinstating is prevented by Supervening Events and if rebuilding or reinstatement shall be impossible impracticable or frustrated by a Supervening Event all relevant insurance monies (so far as not laid out in rebuilding or reinstating and save in respect of any sums insured in respect of Tenant's fixtures and fittings and other goods or items on the Premises which shall belong and be paid to the Tenant) shall as between the Landlord and the Tenant be receivable by the Landlord for its own use and benefit absolutely and the obligation on the part of the Landlord to rebuild or reinstate will thereupon be deemed to have been discharged.

5.7 In the event of damage to the Premises as referred to in clause 5.4 and if the reinstatement of the Premises has not commenced within two years of such damage and is not thereafter diligently proceeded with the Tenant shall be entitled to terminate this Lease on giving three months' written notice to the Landlord and such termination shall thereafter take effect if such reinstatement has not so commenced and is not diligently proceeded with within such three month period and such termination shall be without prejudice to either party's rights against the other for any preceding breach of this Lease.

5.8   LANDLORD'S INSURANCE

5.8.1 If the Tenant fails to produce satisfactory evidence that it is complying with this clause, or the Landlord otherwise has reasonable grounds for believing that the Tenant is or may be in breach of its obligations in this clause, then the Landlord may effect and maintain insurance of the Premises against any of the Insured Risks at its discretion and the Tenant shall pay to the Landlord within 14 days of demand the cost to the Landlord of effecting such insurance.

5.8.2 Immediately upon the Landlord giving notice to the Tenant that the Landlord has insured the Premises against any of the Insured Risks, the Tenant shall not maintain or take out any insurance of the Premises for such risks in its own name.

5.8.3 Save as provided for above all insurance moneys payable under any insurance taken out by the Landlord shall belong to the Landlord.

 5.9 If any part of the Premises is damaged by any of the Insured Risks and becomes unfit for occupation or use and the policy or policies of insurance shall not have been vitiated or payment refused in whole or in part as a result of some act or default of the Tenant or anyone under its control and the Landlord has received the monies in respect of loss of rent referred to in clause 5.3.1(b) from the insurers then a fair proportion of the Rent will be suspended until the Premises are fit for occupation or use or if earlier until the monies received by the Landlord in respect of loss of rent insurance have been exhausted. In calculating the fair proportion (if the Tenant has paid the Rent due for the quarter then current) a refund will be made in respect of the proportion of the Rent from the date of damage or destruction until the day immediately preceding the next usual quarter day and any dispute regarding the cesser of rent will be referred to a single arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Royal Institution of Chartered Surveyors under the Arbitration Act 1996.

5.10   ACT OF TERRORISM

5.10.1 If the Premises or any part thereof or the access thereto shall be destroyed or damaged by an Act of Terrorism so as to render the Premises unfit for occupation and use then only to the extent an Act of Terrorism is not an Insured Risk under the terms of clause 4.1 then the Landlord shall within 12 months of such Act of Terrorism give written notice to the Tenant indicating whether or not the Landlord intends to reinstate the Premises.

5.10.2 If the Landlord intends to reinstate the Premises then, subject to:

        (a) the Landlord obtaining any necessary planning and other permission, consents, licences and approvals (which the Landlord shall use all reasonable endeavours to obtain but shall not be obliged to institute or pursue any appeal);

        (b) the necessary labour and materials being and remaining available (which the Landlord shall use its reasonable endeavours to obtain as soon as reasonably practicable),

       the Landlord shall use reasonable endeavours to reinstate the Premises as quickly as may reasonably be practicable at its own expense in accordance with the foregoing provisions.

5.10.3 If the Landlord serves written notice upon the Tenant pursuant to clause
       5.10.1 indicating that the Landlord does not intend to reinstate as aforesaid, this Lease shall forthwith determine without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

5.10.4 If the Landlord shall fail to give notice to the Tenant in accordance with clause 5.10.1 above, the Tenant may at any time after the expiry of a period of 12 months following the Act of Terrorism forthwith determine this Lease by written notice to the Landlord but without prejudice to any claim by either party against the other in respect of any antecedent breach of covenant.

5.10.5 All insurance monies payable will belong to the Landlord.

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

6.    TENANT'S OBLIGATIONS

      THE Tenant COVENANTS with the Landlord:

6.1   RENTS

      To pay the rents reserved by this Lease without deduction or set-off whether legal or equitable in accordance with its terms and if the Rent first reserved under this Lease is not paid on the due date or the remainder of the Rents under this Lease are not paid within 14 days of the due date (whether formally demanded or not) or any other sums due under this Lease are unpaid for more than 14 days after the due date (whether formally demanded or not) or if any sums due under this Lease are refused as a result of any breach or any anticipated breach of covenant by the Tenant to pay Interest.

6.2   REPAIR

6.2.1 At all times to repair and to keep the Premises (including any part unbuilt upon) in good and substantial repair and condition and to yield up the same at the Termination Date in accordance with the covenants by the Tenant contained in this Lease, damage by any of the Insured Risks or by Act of Terrorism (to the extent that an Act of Terrorism is not an Insured
      Risk) excepted save to the extent that payment of the insurance monies is withheld in whole or in part by reason solely or in part of any act or default of the Tenant undertenant or anyone under their control and such repairing obligation shall include an obligation on the part of the Tenant to:-

      (a) maintain the garden border on Whitehall Road and the east wall of the Reel Store and the brick wall between the Reel Store and Kidd House; and

      (b) ensure that a regular monitoring programme is implemented (at a minimum of six monthly intervals) in relation to any cracking which may exist within Petty House (defined in clause 6.6.1 (c)) and that any such cracking is repaired forthwith.

6.2.2 To keep the Premises and all Conduits serving the Premises in a clean and tidy condition and properly cleansed and free from obstruction and in particular to clean all the windows (both inside and out) and all other glass in the Premises monthly.

6.2.3 To comply with the terms of all warranties guarantees or similar documents which apply to all or any part of the Premises.

6.2.4 DECORATION

      Without prejudice to the generality of the foregoing

      (a) During the First Redecorating Year and every succeeding fifth year and in the last six months before the Termination Date but not twice in consecutive years to paint and otherwise treat as the case may be all the inside wood and metal work of the Premises usually painted or otherwise treated in a workmanlike manner to the reasonable satisfaction of the Landlord and also to clean all other inside parts of the Premises and to paint or paper in a workmanlike manner all walls and ceilings of the Premises usually painted or papered as the case may be such work in the last six months before the Termination Date to be executed in such colours patterns and materials as the Landlord may reasonably require.

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

      (b) During the First Redecorating Year and every succeeding third year and in the last six months before the Termination Date but not twice in consecutive years to clean paint redecorate repaint and otherwise treat all the outside wood metal brick and cement work and other external surfaces of the Premises in a workmanlike manner and in colours approved by the Landlord (such approval not to be unreasonably withheld or delayed).

      (c) Where painting is required under the preceding clauses 6.2.4(a) and 6.2.4(b) it will consist of two coats of good quality paint and in every case materials of good quality only will be used.

6.2.5 To repair or replace forthwith by articles of similar kind and quality any fixtures fittings or plant or equipment (other than tenant's or trade fixtures and fittings) in the Premises which shall become in need of repair or replacement.

6.2.6 To keep any part of the Premises which may not be built upon adequately surfaced in good condition swept clean and all landscaped areas properly cultivated and free from weeds and to ensure all grassed areas are mown as and when necessary so that the same shall have a neat and tidy appearance at all times.

6.2.7 REPAIR OF NEIGHBOURING STREETS

      (a) To keep the roadway known as Sutton Street in good and substantial repair and condition and free from obstructions.

      (b) To reimburse the Landlord any costs or expenses which the Landlord may be required to incur in connection with the repair or maintenance of Lord Terrace or Lord Street.

6.3   ALTERATIONS AND ADDITIONS

6.3.1 Not to demolish any building or do anything which would mean the Premises are not a commercial building or structure within the terms of Section 271(1)(b) of the Capital Allowances Act 2001.

6.3.2 Subject to the preceding sub-clause not to make any alterations or additions to any part of the Premises or erect any new building or make any additions or alterations to the Plant and not to cut maim or remove any parts of the Premises and not to make any change in the existing design or appearance of the Premises or to carry out any electrical work in the Premises or make any alteration in or extension to the electrical installations in the Premises without (in all cases) obtaining the written prior consent of the Landlord such consent not to be unreasonably withheld or delayed and the Landlord and the Tenant agree that if reasonable the Landlord may require the security or guarantee referred to in clause 6.3.5 in respect of reinstatement PROVIDED ALWAYS THAT the Tenant may:

      (a) make minor or routine alterations to the electrical installations or carry out maintenance work to these without the consent of the Landlord subject to supplying to the Landlord within one month of such alterations or maintenance work a set of drawings and sufficient detail outlining the nature of such alterations or maintenance work; and

      (b) without the written consent of the Landlord install and move at the Premises and remove from the Premises internal demountable partitions which are not in any

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            way attached to or otherwise affect the structure of the Premises or the Plant in or upon the Premises subject to supplying to the Landlord within one month of their being installed moved or removed (as the case may be) two complete sets of drawings showing such internal demountable partitions.

      (c) make any non-structural alterations required to divide the Premises into any Permitted Part, provided that the Landlord's consent is obtained as provided for above in respect of any such alterations

6.3.3 Without prejudice to clause 6.3.2 any alteration or addition to the electrical installations in the Premises shall comply with the Regulations from time to time issued by the Institute of Electrical Engineers.

6.3.4 If the Tenant makes any alterations or additions to the Premises in breach of this clause 6.3 then in addition to any other remedies and powers available to the Landlord (and without prejudice to them) the Landlord may remove and reinstate such additions or alterations and the proper cost of carrying out such work will be repaid to the Landlord by the Tenant within 14 days of demand.

6.3.5 Unless the Landlord directs the Tenant in writing to the contrary to remove prior to the Termination Date any alterations additions or improvements made to the Premises remove any plant and machinery installed at the Premises by the Tenant or any other occupier and forthwith make good any damage caused by such removal to the Landlord's reasonable satisfaction PROVIDED THAT:

      (a) The Tenant shall irrespective of the foregoing provisions be entitled to remove all tenant's fixtures and fittings and all plant and machinery at any time during the Term PROVIDED THAT the Tenant makes good forthwith all damage caused to the Premises by such removal to the Landlord's reasonable satisfaction.

      (b) If the Landlord requires the Tenant shall provide adequate security or guarantees to fully secure the liability to reinstate any alterations additions or improvements in accordance with the terms of this clause such security or guarantee to be provided at the time of obtaining the Landlord's consent in accordance with clause 6.3.2.

6.4   SIGNS AND RELETTING NOTICES

6.4.1 Not to display any signs or notices at the Premises which can be seen from outside the Premises without the Landlord's approval, not to be unreasonably withheld or delayed.

6.4.2 At the end of the Term to remove any signs at the Premises and make good any damage caused by that removal to the reasonable satisfaction of the Landlord.

6.5   USER

6.5.1 Subject to the following sub-clause not to use the Premises except for any use falling within the Permitted User as the Landlord may first approve in writing (such approval not to be unreasonably withheld).

6.5.2 Notwithstanding the previous sub-clause the Tenant shall procure that at all times throughout the Term the Premises shall be a commercial building or structure within the terms of Section 217(1)(b) of the Capital Allowances Act 2001.

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6.6   ALIENATION

6.6.1 In this clause 6.6 the following expressions have the following meanings:

      (a)   "AUTHORISED GUARANTEE AGREEMENT"

            has the meaning defined in and for the purposes of section 16 of the Landlord and Tenant (Covenants) Act 1995 which shall be made by separate deed in the form set out in the Eighth Schedule;

      (b)   "PERMITTED OCCUPIER"

            means a company which is a member of the Tenant's Group; and

      (c)   "PERMITTED PART"

            means part of:-

            (i) that part of the Premises known as Reel Store (as shown edged green on Plan 2 attached to this Lease ("REEL STORE"); and

            (ii) that part of the Premises known as Petty House (as shown edged pink on Plan 2 attached to this Lease ("PETTY HOUSE"); and

            (iii) that part of the Premises known as Press Hall No. 1 (as shown edged orange on Plan 2 attached to this Lease ("PRESS HALL No 1"); and

            (iv) that part of the Premises known as Press Hall No 2 (as shown edged yellow on Plan 2 attached to this Lease ("PRESS HALL NO 2").

6.6.2 Not to hold on trust for another or assign charge or underlet part with or share possession or occupation of the whole of the Premises or any part or agree so to do or permit any person to occupy the same save (subject to this clause 6.6) by way of:

      (a)   an assignment charge or underlease of the whole; or

      (b)   an underlease of a Permitted Part

      Provided Always that there shall at no time be subject to more than three separate occupations (the occupation of the Tenant and a Permitted Occupier or either of them counting as one) for each of the parts of the Premises known as Reel Store, Petty House, Press Hall No 1 or Press Hall No 2.

6.6.3 Not to assign or charge or underlet the whole of the Premises or underlet a Permitted Part except as provided in this clause 6.6 and then only with the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed and subject in the case of an assignment to clauses 6.6.6 to 6.6.8 and in the case of an underletting to clauses
      6.6.9 to 6.6.13 (inclusive)).

6.6.4 Not to sub-underlet the whole of the Premises or to sub-underlet a Permitted Part.

6.6.5 Not to charge the Tenants fixtures fittings plant and machinery (including, without limitation, the items referred to in Part 2 of the Second Schedule) without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) and the terms of such Landlord's consent may require that if the Tenant is in default or in breach of all or any of its obligations contained in this Lease then the Tenant shall, immediately upon the Landlord's request, procure the Supplier within 6 months of

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                         [POLESTAR PETTY PREMISES PLAN]

                         [POLESTAR PETTY PREMISES PLAN]

                         [POLESTAR PETTY PREMISES PLAN]

                         [POLESTAR PETTY PREMISES PLAN]

                         [POLESTAR PETTY PREMISES PLAN]
      receipt of such request to remove any equipment supplied to the Tenant within or exclusively serving the Premises.

6.6.6 ASSIGNMENT

      For the purpose of section 19(1A) of the Landlord and Tenant Act 1927 it is agreed that the Landlord shall not be regarded as unreasonably withholding consent to any proposed assignment of the whole of the Premises if it is withheld on the ground (and it is the case) that any one or more of the circumstances mentioned below exist (whether or not such withholding is solely on such ground or on that ground together with other grounds):

      (a) in the Landlord's reasonable opinion the proposed assignee is not or will not be able to pay the Rents reserved by this Lease as and when they fall due and/or to observe and perform the obligations of the Tenant under this Lease and any Supplemental Document;

      (b) there are arrears of the Rents reserved hereunder at the date of the application for the assignment to the proposed assignee and/or the proposed date for completion of the licence giving the Landlord's consent;

      (c)   the proposed assignee is a member of the Tenant's Group;

      (d)   the Net Worth Test and the Profits Test have not been satisfied;

      (e) the Surety has not entered or will not enter into a deed, no later than the date of the instrument of the proposed assignment, which deed is to provide for a guarantee of all the obligations of the Tenant contained in any Authorised Guarantee Agreement entered into pursuant to clause 6.6.7(a) below

      PROVIDED that if the proposed assignee satisfies the Net Worth Test and the Profits Test the Landlord shall not be entitled to withhold consent on the grounds set out in clause 6.6.6(a) above

6.6.7 On any assignment:

      (a) the Tenant shall no later than the date of the instrument of the proposed assignment, enter into an Authorised Guarantee Agreement in the form set out in the Eighth Schedule;

      (b) if the Landlord reasonably so requires the Tenant will obtain one or more acceptable sureties for the proposed assignee who will covenant with the Landlord in the terms (mutatis mutandis) set out in the Fourth schedule;

      (c) if the Landlord reasonably so requires the proposed assignee will prior to the assignment enter into such reasonable rent deposit arrangement and/or provide such additional reasonable security for performance by the proposed assignee of its obligations under this Lease as the Landlord may reasonably require; and

6.6.8 Clauses 6.6.6 and 6.6.7 shall operate without prejudice to the right of the Landlord to refuse such consent on any other ground or grounds where such refusal would be reasonable or to impose further reasonable conditions upon the grant of consent where such imposition would be reasonable, but without prejudice to the proviso in clause 6.6.6.

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6.6.9  UNDERLETTING

       Not to underlet the whole of the Premises or a Permitted Part at a fine or a premium or at a rent less than the open market rent of the Premises or the Permitted Part (as the case may be) in each case at the time of such underlease.

6.6.10 Upon the Landlord consenting to an underletting of the Premises or of a Permitted Part to procure that the underlease contains:

       (a) an unqualified covenant on the part of the undertenant with the Tenant that the undertenant will not assign or charge (or agree so to do) any part or parts of the premises (as distinct from the whole) demised by such underlease ("THE UNDERLET PREMISES");

       (b) an unqualified covenant on the part of the undertenant with the Tenant that the undertenant will not assign or charge (or agree so to do) the whole of the Underlet Premises without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed;

       (c) an unqualified covenant on the part of the undertenant with the Tenant that the undertenant will not part with or agree so to do or share possession of or permit any person to occupy the whole or any part of the Underlet Premises (save in the case of any informal sharing of occupation by the undertenant with a company in the same group of companies (as defined under sections 736 and 736A of the Companies Act 1985 (as amended)) in a manner that does not create a landlord and tenant relationship between the parties);

       (d) an unqualified covenant on the part of the undertenant with the Tenant that the undertenant will not underlet the whole or any part of the Underlet Premises;

       (e) an unqualified covenant by the undertenant (which the Tenant undertakes to use all reasonable endeavours to enforce) to prohibit the undertenant from doing or suffering any act or thing upon or in relation to the Underlet Premises which will contravene any of the Tenant's obligations in this Lease PROVIDED THAT

             (i) any undertenant shall not be obliged to comply with the terms of the Seventh Schedule; and

             (ii) in the case of any underletting of Petty House it may be used for office purposes and in the course of any underletting of the Reel Store it may be used for warehouse purposes notwithstanding clause 6.5.2.

       (f) provision for review of the rent (in an upwards direction only) reserved by the underlease on open market terms;

       (g) a condition for re-entry on breach of any covenant on the part of the undertenant or any other ground in respect of the undertenant specified in clause 8.1;

       (h) in the case of a Permitted Part a provision authorised by a court of competent jurisdiction excluding the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 from the tenancy thereby created; and

       (i) any underlease shall be granted at a rent which is not less than the full open market rental value of the Premises (or in the case of an underletting of a permitted part of the Permitted Part;

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       (j)   The Tenant shall not enter into any collateral deed nor give any side letter varying or relieving the undertenant from any terms required by clause 6.6.9 to be contained in the underlease

       (k) in the case of an underletting of a Permitted Part such underlease shall be for a term not exceeding five years.

6.6.11 To procure in any underletting of the Premises or of a Permitted Part that the rent under such underletting is reviewed in accordance with the terms of such review and to procure that the Landlord's representations as to the rent payable thereunder are made to any independent person appointed to determine such review.

6.6.12 Not to vary the terms of or accept any surrender of any underlease permitted under this clause 6.6 (or agree so to do) without the Landlord's prior written consent (such consent not to be unreasonably withheld or delayed) and not to commute or waive any rents payable by any such underlease.

6.6.13 Notwithstanding anything contained in this clause 6.6 the Tenant may share occupation of the Premises with a Permitted Occupier PROVIDED THAT:

       (a)   no tenancy is created by such occupation;

       (b) the rights of the Permitted Occupier immediately determine on it ceasing to fall within the definition of a Permitted Occupier;

       (c) the Tenant will give notice to the Landlord within 14 days of the commencement and termination of each sharing of occupation of the Premises.

6.6.14 From time to time during the Term to furnish to the Landlord on demand full particulars of all derivative interests of or in the Premises however remote or inferior and within one month after the transmission or charging of any interest under this Lease or derivative of it or the execution of any document dealing with such interest to leave with the Landlord two certified copies of the deed instrument or other document evidencing or effecting such dealing or transmission and to pay a reasonable registration fee and to procure that every document creating an underletting of the Premises or of a Permitted Part contains a similar covenant by the undertenant with the Tenant and the Landlord PROVIDED THAT registration of any such deed instrument or other document will be evidence of notification of such transaction to the Landlord but will not require the Landlord to consider the terms of such transaction of the said deed instrument or other document and will not be evidence that it has done so.

6.7    ENTRY

6.7.1 To permit the Landlord and all persons authorised by it at all reasonable times upon Requisite Notice and (save in emergency) upon making a prior appointment with the Tenant to enter and remain upon the Premises together with work people plant and materials:

       (a) to examine their condition and to take schedules of repairs and the like and inventories of fixtures and fittings plant and machinery;

       (b) to execute any works of construction repair decoration or of any other nature within the Premises or the Plant or the Conduits pursuant to clause 6.7.2 and to

                                       25

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            carry out any repairs, decorations or other work which the Landlord must or may carry out under the provisions of this Lease upon or to the Premises;

      (c) to exercise without interruption or interference any of the rights excepted or reserved to the Landlord by this Lease;

      (d) in the last six months before the Termination Date to affix a sign or signs indicating that the Premises are to let unless the Tenant is actively pursuing its right to renew the Lease and has taken all necessary steps to renew the Lease (including those required by statute); and

      (e) for any other reasonable purpose connected with the interest of the Landlord in the Premises including (but without limitation) for the purpose of valuing or disposing of any interest of the Landlord or any superior landlord or doing anything which may be necessary to prevent a forfeiture of any superior lease for the time being affecting the Premises.

6.7.2 If as a result of an inspection or otherwise the Landlord becomes aware of any breaches of covenant by the Tenant under this Lease the Landlord may give notice in writing thereof to the Tenant and within two months after every such notice or sooner if reasonably required the Tenant will remedy such breach of covenant in accordance with such notice and the covenants contained in this Lease to the reasonable satisfaction of the Landlord AND if the Tenant fails within 21 days of such notice or immediately in case of emergency to commence and diligently and expeditiously to continue to comply with such notice or if the Tenant at any time makes material default in the performance of any of the covenants contained in this Lease for or relating to the repair decoration or maintenance of the Premises then (without prejudice to the right of re-entry and forfeiture contained in this Lease) the Landlord may enter upon the Premises under clause 6.7.1 and carry out or cause to be carried out all or any of the works referred to in such notice or remedy the default of the Tenant and all proper costs of all such works and all proper expenses incurred in remedying such defaults in each case shall be paid by the Tenant to the Landlord within fourteen days of demand.

6.8   PLANNING ACTS AND ACTS GENERALLY

6.8.1 To comply with all Acts including (but without limitation) the Planning Acts or the carrying out by the Tenant of any operations on or use of the Premises.

6.8.2 At its expense to obtain from the appropriate authorities all licences consents and permissions as may be required for the carrying out by the Tenant of any operations on or use of any part of the Premises.

6.8.3 Not at any time during the Term to do or permit or suffer anything which shall be a contravention of the Planning Acts or of any licences consents authorisations permissions and conditions (if any) from time to time granted or imposed under such Acts nor to permit anything which would be a contravention thereof and to comply with the same and to indemnify the Landlord in respect of such acts or omissions.

6.8.4 Not to make any application for planning permission without first producing a copy of the same and obtaining the prior written consent of the Landlord to such application which consent will not be unreasonably withheld or delayed.

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6.8.5  Unless the Landlord directs otherwise in writing to carry out before the
       Termination Date any works stipulated to be carried out to the Premises as a condition of any planning permission which may have been granted during the Term and implemented by the Tenant or any other person whether or not the date by which the planning permission requires such works to be carried out falls within the Term.

6.8.6 In any case where a planning permission is granted subject to conditions and if the Landlord reasonably so requires to provide security for the compliance with such conditions and such planning permission shall not be implemented until such security has been provided.

6.8.7 If the Landlord reasonably believes that the reversionary value of the Premises may be adversely affected and if reasonably required by the Landlord but at the cost of the Tenant to appeal against any refusal of planning permission or the imposition of any conditions on a planning permission in either case made pursuant to an application therefor under this clause 6.8 provided that the Tenant shall not be obliged to appeal unless it has received an opinion from a planning counsel of at least ten years standing that an appeal would have at least a 70% chance of succeeding.

6.8.8 Not to do anything in the Premises or cause them to be occupied in such a way as will cause any part of any other land owned or occupied by the Landlord not to comply with any Act.

6.8.9 Not at any time during the Term to do permit or suffer on the Premises any act or cause or permit to be present on the Premises any matter or thing which may cause loss to the Landlord by reason of any Environmental Law.

6.8.10 Within seven days of the receipt to give full particulars to the Landlord of any permission notice order or proposal relevant to the Premises or to the use thereof given to the Tenant or the occupier of the Premises (together with a copy of any notice permission letter or document) under any Act and without delay to take all necessary steps to comply with such notice insofar as it relates to the Tenant's use and occupation of the Premises and also at the reasonable request of the Landlord to make or join with the Landlord in making such objections and representations against or in respect of any such notice order or proposal as aforesaid as the Landlord reasonably requires.

6.9    THE CONSTRUCTION (DESIGN AND MANAGEMENT) REGULATIONS 1994

6.9.1 In this clause "REGULATIONS" means the Construction (Design and Management) Regulations 1994 and "FILE" means the Health and Safety file for the Premises and works carried out to them, required by the Regulations.

6.9.2 In respect of any works carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises (including any works of reinstatement which may be carried out after the end of the Term) to which the Regulations apply, to:

       (a) comply in all respects with the Regulations and procure that any person involved in carrying out such works complies with the Regulations; and

       (b) act as the client in respect of those works and serve a declaration to that effect on the Health and Safety Executive pursuant to Regulation 4 of the Regulations and give a copy of it to the Landlord.

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6.9.3 To:

       (a) maintain and make the File available to the Landlord for inspection at all times;

       (b) on request provide copies of the whole or any part of the File to the Landlord; and

       (c)   hand the File to the Landlord at the end of the Term.

6.9.4 To obtain copyright licences which are needed for the Tenant lawfully to comply with this clause 6.9 and such licences shall:

       (a)   be granted on a royalty free non exclusive basis;

       (b) allow the Landlord and any superior landlord and anyone deriving title through or under them to take further copies of such documents;

       (c)   be obtained without cost;

       (d)   allow any such person to grant sub-licences on similar terms;

6.10   OUTGOINGS, COSTS AND FEES

6.10.1 To pay and discharge all existing and future rates taxes duties charges assessments impositions and outgoings whatsoever and whether or not of a non-recurring nature (called "OUTGOINGS") which now are or may be charged levied assessed or imposed upon the Premises or upon the owner or occupier thereof (other than those arising as a result of receipt of Rent or of any disposition of or a dealing by the Landlord with the interest expectant on the reversion upon the determination of the Term) and to pay bear and discharge the proportion properly attributable to the Premises of any outgoings as may be charged levied assessed or imposed upon any premises of which the Premises form part (such proportion to be properly determined by the Landlord's surveyor acting reasonably) and not to make any claim for relief against Outgoings payable in respect of the Premises without the Landlord's prior written consent, such consent not to be unreasonably withheld or delayed.

6.10.2 In the absence of direct assessment on the Premises to repay to the Landlord the proportion properly attributable to the Premises (such proportion to be properly determined by the Landlord's surveyor acting reasonably) within 14 days of demand all charges in respect of gas electricity steam soil water telephone electrical impulses and other services supplied to or consumed in the Premises.

6.10.3 To pay to the Landlord all proper (and in the case of expenditure in clause 6.10.3(d) reasonable) costs charges and expenses (including professional advisers' costs and fees and bailiffs' commissions) properly incurred by the Landlord or any superior landlord:

       (a) in or in contemplation of any proceedings under section 146 or 147 of the Law of Property Act 1925 including the preparation and service of notices under that Act (notwithstanding forfeiture is avoided otherwise than by relief granted by the Court);

       (b) in the preparation and service of a schedule of dilapidations at any time during or within six months after the Term;

       (c) in connection with any breach of covenant by or the recovery of arrears of Rents due from the Tenant under this Lease; and

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       (d)   in respect of any application for consent required by this Lease whether or not such consent is granted or the application is withdrawn.

6.11   VAT

6.11.1 OUTPUT TAX

6.11.2 Where this Lease requires the Tenant to pay repay reimburse or provide any amount or other consideration in respect of a VAT Supply to the Tenant by the Landlord that amount or other consideration will be deemed to be exclusive of any VAT chargeable on that VAT Supply (whether by virtue of a VAT Election made or to be made or otherwise) and the Tenant will when paying or providing the relevant amount or other consideration also pay to the Landlord a sum equal to that VAT, provided that it has first received a valid tax invoice.

6.11.3 INPUT TAX

       Where this Lease requires the Tenant to pay repay reimburse or provide any amount or other consideration in respect of a VAT Supply to the Landlord the Tenant will pay to the Landlord a sum equal to any VAT charged to the Landlord on that VAT Supply less any part of that VAT for which the Landlord obtains credit or which the Landlord is otherwise able to recover as input tax.

6.12   GENERAL REQUIREMENTS CONCERNING USE

6.12.1 Not to use any part of the Premises for any noxious noisy or offensive trade or business nor for any illegal or immoral act or purpose nor for any sale by auction nor for gaming and not to commit any nuisance or do anything which causes damage or disturbance to the Landlord or any other person.

6.12.2 Not to allow empty containers or rubbish of any description to accumulate upon the Premises nor to discharge into any Conduit any deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Premises or any other property or person and not to overload or obstruct any Conduits.

6.12.3 Not to use any part of the Premises in such manner as to subject it to any strain or interference which is in excess of that which the Premises were designed to bear and not to install machinery on the Premises which shall cause noise or cause vibration in excess of statutory limits.

6.12.4 Not to do anything on the Premises which might reasonably be expected to produce directly or indirectly corrosive fumes or vapours or moisture or humidity in excess of that which the Premises were designed to bear.

6.12.5 To give written notice to the Landlord of any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises in connection with that Act.

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6.12.6 Not to play or use in the Premises any musical instrument loudspeaker tape recorder gramophone radio or other equipment or apparatus that produces sound that may be heard outside the Premises.

6.12.7 Not to stop up or paint out any windows at the Premises and not to permit any encroachment upon the Premises or the acquisition of any new right to light passage drainage or other easement over any part of the Premises and to give written notice to the Landlord of any threat of such encroachment or acquisition as soon as the Tenant becomes aware of it and at the Landlord's written request and cost to take such action as the Landlord may reasonably require to prevent such encroachment or acquisition.

6.12.8 To preserve for the benefit of the Landlord and the Premises and not to permit to be prejudiced or abandoned all and any existing rights to light doorway path passage drainage pipe or other rights or easements appertaining to or reputed to appertain to the Premises and at the Landlord's written request and cost to take such action as the Landlord may reasonably require to preserve such rights or easements.

6.12.9 To ensure that at all times the Landlord has written notice of the name home address and home telephone number of at least two keyholders of the Premises.

      PROVIDED THAT notwithstanding the foregoing provisions of this clause 6.12, the proper use of the Premises by the Tenant for the Permitted Use shall not constitute a breach of any of the foregoing provisions.

6.13  SURETY

6.13.1 To procure that any person who has guaranteed to the Landlord the Tenant's obligations contained in this Lease joins with the Tenant and becomes a party to any Supplemental Document to consent to the Tenant entering into such Supplemental Document and to confirm that its covenants remain in full force and effect in respect of the Lease as varied or amended by such Supplemental Document.

6.13.2 Within 28 days of the death during the Term of any person who has guaranteed to the Landlord the Tenant's obligations contained in this Lease or of such person becoming bankrupt or having a receiving order made against him or being a company passing a resolution to wind up or entering into liquidation then to give notice thereof to the Landlord and (without prejudice to clause 8.1) if so required by the Landlord at the expense of the Tenant within 28 days to procure some other person reasonably acceptable to the Landlord to execute a guarantee in respect of the Tenant's obligations contained in this Lease in the form set out in the Fourth schedule.

6.14  SUPERIOR INTERESTS

      Any provision for consent or approval of the Landlord will be deemed to be subject to the consent or approval of all superior landlords which shall be subject to provisions for consent or approval which do not conflict with whose contained herein and the proper costs and expenses of obtaining such consents (whether or not consent is forthcoming) will be repaid by the Tenant to the Landlord on demand.

6.15  DEVELOPMENT

      Notwithstanding anything contained in this Lease not to do to or at the Premises anything which imposes on the Landlord any liability to pay tax under any statute arising from the disposal or development of land and so far as the law allows to indemnify the Landlord against all liability for any such tax and any loss or damage arising from any development by or for the Tenant or any person claiming through or under the Tenant.

6.16  INDEMNITY

      The Tenant will keep the Landlord fully indemnified from and against all actions demands proceedings claims damages losses costs expenses and liabilities arising directly or indirectly out of the existence state of repair or user of the Premises any breach of the Tenant's covenants contained in this Lease or any failure to comply with any Act and against any liability for any tax levy charge or other fiscal imposition of whatsoever nature including penalties and interest on overdue tax (and penalties for failure to give appropriate notices and information under
      Acts) for which the Landlord shall be liable as a result of any material development carried out on the Premises by the Tenant or its permitted underlessees and shall within 14 days of demand pay to the Landlord the amount of any such sum.

6.17  COVENANTS IN FREEHOLD TITLE

      To observe and perform the covenants contained or referred to in the Fifth Schedule and to pay to the Landlord on demand all proper costs and expenses incurred by the Landlord (including professional advisors' fees) in complying with any such covenants and to indemnify and keep indemnified the Landlord in respect thereof.

6.18  CORPORATE AND FINANCIAL COVENANTS

6.18.1 Polestar Petty Limited (company number 2317911) and the Surety shall comply with all the covenants and agreements on its part set out in the Seventh Schedule and shall procure that all terms of the Seventh Schedule are complied with at all times.

6.18.2 Polestar Petty Limited (company number 2317911) and the Surety shall within 30 days of each Test Date produce evidence satisfactory to the Landlord that the Financial Covenant Tests have been satisfied, in accordance with the terms of the Seventh Schedule.

6.19  REGISTRATION AT HM LAND REGISTRY

6.19.1 The Tenant shall register this Lease and any assignment or other registerable disposition of this Lease at Land Registry within one month of the date of the grant of this Lease or the date of the instrument of the assignment or other disposition requiring registration (as the case may be).

6.19.2 The Tenant shall notify the Landlord of completion of the registration at Land Registry of the grant, assignment or other registerable disposition of this Lease (as the case may be) within one month of the registration having been completed.

6.20  ENVIRONMENTAL REQUIREMENTS

6.20.1 The Tenant covenants with the Landlord as follows:

      (a) to ensure at all times throughout the Term that the Tenant complies in all respects with Environmental Law in its use and occupation of the Premises and, in particular, but without limitation, that it obtains and complies with all Environmental Permits required for the storage, use or disposal of any Hazardous Substances at, on or from the Premises;

      (b) not at any time during the Term to cause or permit the deposit, spillage or release onto the surface or into the sub-soil of the Premises of any Hazardous Substances otherwise than in accordance with the terms of an Environmental Permit;

      (c) not at any time during the Term to do or permit to be done anything on the Premises which could cause disturbance to the operation of or damage to the fabric of any above ground or under ground storage tanks and associated lines or pipe work at the Premises;

      (d)   in the event of a breach of its obligations contained in (a), (b) or
            (c) above, to notify the Landlord immediately in writing of same and forthwith and with all due speed and diligence to carry out such works of investigation and remediation as may be necessary to remedy the consequences of the breach and to reinstate the Premises to their condition prior to the occurrence of the breach (taking into account at all times all proper requirements of the Landlord with regard to the nature and scope of such works) PROVIDED THAT the Landlord shall have the option at its sole discretion to assume conduct of any such works in which case the Tenant shall reimburse the Landlord within seven days of a written demand in respect of all properly incurred costs, fees, (including professional fees) and expenses incurred in carrying out such works;

      (e)   the Tenant has been provided with a copy of the Report;

      (f) the Tenant agrees that it will assume full responsibility for meeting all liabilities, claims, costs and expenses arising or incurred during the Term in respect of or in any way related to the presence in, on, over or under the Premises of any Hazardous Substances (regardless of when such Hazardous Substances first came to be present in, on, over or under the Premises) including liability for and the costs of any works of remediation (including on-going monitoring) which may be required in order to mitigate or prevent a liability under Environmental Law or as may be requested by a Competent Authority at any time in the future and that it will comply with all requirements of any Competent Authority made at any time thereunder;

      (g) to ensure that it complies in all respects with the requirements of the Control of Asbestos at Work Regulations insofar as they relate to the Premises within three months of the date of this Lease.

      (h) within three months of the date of this Lease to provide secondary containment around the waste chemical storage area, the compactor area and the solvent storage to the reasonable satisfaction of the Landlord;

6.21  NOT TO OVERLOAD

      Not to place or keep on in the Premises any heavy articles or structures in such position or in such quantity or weight or otherwise in such manner howsoever as to overload or cause damage to or be likely to overload or cause damage to the Premises.

6.22  MACHINERY

      Not to install or suffer to be installed any machinery upn the Premises or any part thereof which shall be unduly noisy or cause dangerous vibrations or be a nuisance to the Landlord or the owners or lessees or occupiers of any adjoining or neighbouring premises save that the installation upon or within the Premises of printing presses and binding equipment in compliance with statutory requirements shall not in any event constitute a breach of this clause.

6.23  SUPPORT

      Not to do anything or suffer anything to be done on the Premises which would remove support from any adjoining land buildings or structures or endanger such land buildings or structures in any way whatsoever.

6.24  CAPITAL ALLOWANCES/INDUSTRIAL BUILDING ALLOWANCES

      The Tenant shall give the Landlord any assistance which the Landlord reasonably requests to assist it in making and pursuing a claim for capital allowances and/or industrial building allowances in respect of the Premises

7.    LANDLORD'S OBLIGATIONS

      THE Landlord COVENANTS with the Tenant (but so that no liability shall attach to the Landlord in respect of any breach by the Landlord of its obligations under this Lease after the reversion immediately expectant on the determination of the Term has ceased to be vested in the Landlord) that the Tenant paying the Rents reserved and observing and performing its covenants and conditions contained in this Lease may peaceably and quietly hold and enjoy the Premises without any lawful interruption by the Landlord or any person rightfully claiming through under or in trust for it.

8.    GENERAL PROVISIONS

      PROVIDED ALWAYS AND IT IS AGREED AND DECLARED as follows:

8.1   RE-ENTRY

      Notwithstanding and without prejudice to any other remedies and powers contained in this Lease or otherwise available to the Landlord if:

8.1.1 the Rents reserved or any part thereof are unpaid for 21 days after becoming payable whether formally demanded or not; or

8.1.2 any covenant on the Tenant's part or condition contained in this Lease is not materially performed or observed and in any event any minor breaches of repairing and decorating covenants in this Lease shall not constitute a breach for the purpose of this clause 8.1.2; or

8.1.3 in relation to the Tenant (or the Surety) for the time being (being a company):

      (a)   it has in respect of it a moratorium come into force under section 1(A) and schedule A1 of the Insolvency Act 1986 or its directors resolve to make a proposal for voluntary arrangement under the Insolvency Act 1986 or it has meetings convened for the approval of a voluntary arrangement under the Insolvency Act 1986 or a proposal for a voluntary arrangement is made in respect of it under the Insolvency Act 1986 or a voluntary arrangement in respect of it under the Insolvency Act 1986 is approved; or

      (b) it or its directors resolve to appoint an administrator of it or to apply to court for an administration order in respect of it or an application for an administration order in respect of it is made or any step pursuant to Insolvency Act 1986 schedule B1 and/or the Insolvency Rules 1986 is taken to appoint an administrator to it out of court or it enters administration; or

      (c) it suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver and manager, or similar officer appointed over or in relation to the whole of its undertaking, property, revenue or assets or any part thereof, or any person holding security over all or any of its undertaking, property, revenue or assets takes possession of them or any part of them; or

      (d) it or its directors resolve to wind-up it up whether as a voluntary liquidation or a compulsory liquidation, or they take steps under the Insolvency Act 1986 and/or the Insolvency Rules 1986 to wind it up voluntarily or to apply to the court for a winding-up order in respect of it or it goes into liquidation within the meaning of that term under section 247 Insolvency Act 1986 or it has a winding-up petition presented against it (save for a winding-up petition which is frivolous, vexatious or an abuse of legal process and which is withdrawn or dismissed within 7 days of it being served on it; or

      (e) an application is made under section 425 of the Companies Act 1985 (as amended) or a proposal is made which could result in such an application other than one for the purposes of an amalgamation or reconstruction resulting in a solvent corporation and previously approved in writing by the Landlord; or

      (f) it enters or proposes to enter into any composition, compromise, moratorium, scheme or other similar arrangement with its creditors or any of them, whether or not under the Insolvency Act 1986; or

      (g) it is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not capable of reinstatement or reconstitution); or

      (h) it is unable to pay or has no reasonable prospect of being able to its debts within the meaning of section 123 Insolvency Act 1986, but disregarding the references therein to proving it to the court's satisfaction; or

      (i) it is or becomes subject to, takes or has taken against it or in relation to it, or any or all of its assets, any equivalent, analogous, corresponding or similar finding, steps, process or proceeding to those in clauses 8.1.3(a) to 8.1.3(h) inclusive in any jurisdiction, whether or not any finding, step, process or proceeding has been taken against or in relation to it, or any or all of its assets in England and Wales.

8.1.4 in relation to the Tenant (or the Surety) for the time being (being an individual or being more than one individual any one of them):

      (a) it is the subject of a bankruptcy petition or an interim receiver is appointed of his property or a bankruptcy order is made against him; or

      (b) it is the subject of an application for an interim order under part VIII of the Insolvency Act 1986; or

      (c) it enters into any composition, scheme, compromise, moratorium or other similar arrangement with its creditors or any of them, whether or not under the Insolvency Act 1986; or

      (d) it suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver manager, or similar officer appointed over or in relation to the whole of its undertaking, property, revenue or assets, or any part thereof, or any person holding security over all or any of its undertaking, property, revenue or assets takes possession of them or any part of them; or

      (e) it is unable to pay or has no reasonable prospect of being able to pay its debts within the meaning of sections 267 and 268 of the Insolvency Act 1986; or

      (f) it is or becomes subject to, takes or has taken against it or in relation to it, or any or all of its assets, any equivalent, analogous, corresponding or similar finding, step, process or proceeding to those in clauses 8.1.4(a) to 8.1.4(e) inclusive in any jurisdiction, whether or not any finding, step, process or proceeding has been taken against or in relation to it, or any or all of its assets in England and Wales;

8.1.5 if the Tenant and/or the Surety fail to comply with the terms of the Seventh Schedule, including failure to satisfy the Financial Covenant Test then and in any such case it will be lawful for the Landlord at any time after any such event to re-enter upon the Premises or any part of the Premises in the name of the whole and thereupon this demise will absolutely determine but without prejudice to any right of action or remedy of either party against the other in respect of any breach non-observance or non-performance of any of the covenants or any conditions contained in this Lease.

8.2   SERVICE OF NOTICES

8.2.1 Any demand or notice to be served on the Tenant or any Surety under this Lease will be validly served if sent by first class post addressed to the Tenant or the Surety respectively (and if there is more than one of them then any of them) at its registered office or its last known address or at the Premises.

8.2.2 Any notice to be served on the Landlord will be validly served if sent by first class post addressed to the Landlord at its registered office or its last known address.

8.2.3 Any demand or notice sent by post will be conclusively treated as having been served 48 hours after posting.

8.3   ADJOINING LAND

      Nothing in this Lease prevents the Landlord and all persons authorised by it without requiring any consent from or making any compensation to the Tenant from dealing as it or they may think fit with any land or building adjacent or near to the Premises or from erecting or suffering to be erected on any part of such land any buildings or structures whatsoever and making any alterations or additions and carrying out any demolition or rebuilding whatsoever which it or they may think fit and (but without limitation) notwithstanding that such buildings, alterations or additions shall affect or diminish the light or air which may now or at any time during the Term be enjoyed by the Premises.

8.4   NO LIABILITY IN DAMAGES

      Except where the same is covered by an insurance policy in the name of the Landlord so far as permitted by law the Landlord will not in any circumstances incur liability in respect of damage to person or property or otherwise howsoever by reason of any act, neglect, default or misfeasance of the landlord its servants, employees, agents or independent contractors or by reason of any accidental damage which may at any time be done to the Premises or to any of the goods, persons or property of the Tenant or any other person provided that this clause shall not apply to any breach of the Landlord's covenants and obligations in this Lease relating to insurance.

8.5   FAILURE TO PERFORM OBLIGATIONS

      Save in respect of its covenant to insure the Premises the Landlord will not in any event be liable to the Tenant in respect of any failure of the landlord to perform any of its obligations to the Tenant under this Lease whether express or implied unless the Tenant has so notified the Landlord and the Landlord has failed within a reasonable time to remedy the same and then in such case the Landlord will be liable to compensate the Tenant only for loss or damage sustained by the Tenant after such reasonable time has elapsed.

8.6   STATUTORY COMPENSATION

      Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled to claim from the Landlord on quitting the Premises or any part thereof any compensation under the Landlord and Tenant Act 1954.

8.7   RIGHTS EASEMENTS ETC.

      The operation of section 62 of the Law of Property Act 1925 is excluded from this Lease and the only rights granted to the Tenant are those expressly set out in this Lease and the Tenant will not by virtue of this Lease during the Term acquire or become entitled (by any means whatever) to any easement from or over or affecting any other land or premises now or at any time after the date of this Lease belonging to the Landlord and not comprised in this Lease.

8.8   WAIVER OF RIGHT TO FORFEIT

      That no demand for or acceptance or receipt of any part of the Rents shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this Lease by reason of any breach of covenant by the Tenant notwithstanding that the Landlord may know or be deemed to know of such breach at the date of such demand acceptance or receipt.

8.9   NO WARRANTY AS TO PLANNING

      No representation or warranty is given or made nor deemed to have been given or made by the Landlord as to any matter under the Planning Acts.

8.10  TENANT'S GOODS LEFT IN PREMISES

      If after the Termination Date any property of the Tenant remains in the Premises and the Tenant fails at the Termination Date to remove the same within 28 days after being requested in writing by the Landlord so to do the Landlord may as the agent of the Tenant (and the Landlord is hereby appointed by the Tenant to act as such) sell such property and will then hold the proceeds of sale (after deducting the costs and expenses of removal storage and sale reasonably and properly incurred by it) to the order of the Tenant PROVIDED THAT the Tenant will indemnify the Landlord against any liability incurred by the Landlord to any third party whose property has been sold by the Landlord in the bona fide mistaken belief (which will be presumed unless the contrary is proved) that such property belonged to the Tenant and was liable to be dealt with as such under this clause 8.10 PROVIDED FURTHER THAT if any equipment (including printing presses) are in the ownership of or are financed by third parties the Landlord will act reasonably in entering in to a waiver letter (in a form reasonably approved by the Landlord) at the cost of the Tenant with any such third party and any such waiver letter shall provide that the Landlord shall not be entitled for the period of six months from and including the Termination Date to exercise its rights under this clause
      8.10 in respect of any equipment upon the Premises and the Tenant shall use best endeavours to procure that such waiver letters are obtained at the cost of the Tenant in respect of any such equipment currently at the Premises within three months of the date of this Lease.

8.11  COVENANTS RELATING TO ADJOINING PREMISES

      Nothing contained in or implied by this Lease gives the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this Lease.

8.12  ENTIRE UNDERSTANDING

      This Lease embodies the entire understanding of the parties relating to the Premises and to all the matters dealt with by the provisions of this Lease.

8.13  LANDLORD AND TENANT (COVENANTS) ACT 1995

      The Landlord and the Tenant declare that this its a new lease for the purposes of the Landlord and Tenant (Covenants) Act 1995.

8.14  SEVERANCE

      Each of the clauses of this Lease is distinct and severable from the others and if at any time one or more of such provisions is or becomes illegal invalid or unenforceable the validity legality and enforceability of the remaining provisions will not in any way be affected or impaired.

8.15  GOVERNING LAW AND JURISDICTION

      This Lease shall be governed by and construed in accordance with English law and the Landlord the Tenant and the Surety (if any) hereby submit to the exclusive jurisdiction of the courts of England and Wales.

8.16  REQUESTS FOR INFORMATION

8.16.1 At any time upon not less than twenty (20) days' prior written request by the Landlord to the Tenant the Tenant shall deliver to the Landlord a statement in writing, executed by an authorised officer of the Tenant, certifying except as otherwise specified, there are no proceedings pending or, to the knowledge of the signer, threatened, against the Tenant before or by any court or administrative agency which if adversely decided, would materially and adversely affect the financial condition and operations of the Tenant.

8.16.2 Any such statements by the Tenant may be relied upon by the Landlord, any person whom the Landlord notifies the Tenant in its request for the statement is an intended recipient or beneficiary of the statement, any Mortgagee or its assignees and by any prospective purchaser or prospective mortgagee of any of the Premises.

8.17  NON-RECOURSE

      For so long as the reversion immediately expectant on the determination of the Term is vested in a member of the WP Carey Group of companies or its affiliates, anything contained herein to the contrary, notwithstanding any claim based on or in respect of any liability of the Landlord under this Lease, shall be enforced only against the Landlord or the Premises and not against any other assets, properties or funds of:

8.17.1 any director, officer, member, general partner, shareholder, limited partner, beneficiary, employee or agent of the Landlord or any general partner of the Landlord or any of its members or general partners (or any legal representative, heir, estate, successor or assign of any thereof);

8.17.2 any predecessor or successor partnership or corporation (or other entity) of the Landlord or any of its general partners, shareholders, officers, directors, members, employees or agents, either directly or through the Landlord or its general partners, shareholders, officers, directors, employees or agents or any predecessor or successor partnership or corporation (or other entity); or

8.17.3 any person affiliated with any of the foregoing, or any director, officer, employee or agent of any thereof.

9.    SURETY COVENANTS

      The Surety HEREBY COVENANTS with the Landlord in the terms set out in the Fourth Schedule hereto.

10.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      No person who is not a party to this Deed (a "THIRD PARTY") has or shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed and no consent of any third party shall be required under that Act to any cancellation or variation of this Deed.

11.   LAND REGISTRATION ACT 2002

      If the Lease is or should be registered at the Land Registry under the Land Registration Act 2002, the Tenant will:

11.1 use its best endeavours that the Tenant or any permitted Assignee is registered at the Land Registry as soon as possible;

11.2 use its best endeavours to procure that all rights granted or reserved by the Lease or permitted Assignment are properly noted against the affected titles; and

11.3 deliver to the landlord, within 10 days of registration, official copies of the registered title evidencing that the Tenant or permitted Assignee is the registered proprietor of the Lease.

11.4 The Landlord shall not be liable to the Tenant for the Tenant's failure to register or protect this Lease or any rights granted by it.

12.   CERTIFICATE

      We certify that there is no agreement for lease to which this Lease gives effect.

IN WITNESS the parties to this Lease have executed these presents as a Deed which is intended to be and is delivered on the date specified in paragraph 1 of the Particulars but not before.

                                 FIRST SCHEDULE

                                    Premises

All that land known as land at Whitehall Road and Coleman Street, Leeds as the same is registered at HM Land Registry under Title Numbers WYK611054, WYK563237, WYK525150, WYK529431, WYK531325 and WYK236001 and (to the extent that the Landlord is registered at H.M. Land Registry with title to the same) such interest as the Landlord may have in Laura Street (such land being shown for purposes of identification only on the Plan edged red) together with all alterations and improvements to them INCLUDING (without prejudice to the generality of the foregoing):

1.    all Landlord's Fixtures and Fittings;

2.    all Conduits within those Premises;

3.    all Plant fittings and furnishings;

BUT EXCLUDING

4. any airspace above the Premises; Provided that with the prior written consent of the Landlord (such consent not to be unnecessarily withheld) the Tenant may install plant and associated equipment used for the purposes of the Tenant's business within such airspace.

5. all tenant's fixtures fittings plant and equipment as listed in Part 2 of the Sixth Schedule.

                                 SECOND SCHEDULE

                          Rights and Easements excepted

The following rights and easements are excepted and reserved out of the Premises to the Landlord any superior landlord and their respective tenants and the occupiers of any adjoining or neighbouring premises and all other persons authorised by the Landlord or any superior landlord or having the like rights and easements:

The right at any time on Requisite Notice to enter (or during the Tenant's absence to break and enter) the Premises in order to:

1.1   exercise the rights of entry contained in this Lease; and/or

1.2   inspect or view the condition of the Premises; and/or

1.3   carry out work upon any adjacent premises; and/or

1.4 carry out any repairs or other work or do anything which the Landlord must or may carry out or do under the provisions of this Lease.

                                 THIRD SCHEDULE

                           Provisions for rent review

1.    In this schedule the following expressions have the following meanings:

1.1     "RENT REVIEW DATES"

        means the date or dates specified in paragraph 2 below;

1.2     "RELEVANT RENT REVIEW DATE"

        means the Rent Review Date in respect of which the rent is to be reviewed.

2. At each Relevant Rent Review Date the Rent first reserved shall be increased by two point five per centum (2.5%) per annum compounded on each anniversary of the Date of Commencement of Term such that the Rent first reserved payable from each Relevant Rent Review Date shall be as follows:

25 March 2005          (pound)1,208,983.40
25 March 2006          (pound)1,239,207.99
25 March 2007          (pound)1,270,188.18
25 March 2008          (pound)1,301,942.89
25 March 2009          (pound)1,334,491.46
25 March 2010          (pound)1,367,853.75
25 March 2011          (pound)1,402,050.09
25 March 2012          (pound)1,437,101.34
25 March 2013          (pound)1,473,028.88
25 March 2014          (pound)1,509,854.60
25 March 2015          (pound)1,547,600.96
25 March 2016          (pound)1,586,290.99
25 March 2017          (pound)1,625,948.26
25 March 2018          (pound)1,666,596.97
25 March 2019          (pound)1,708,261.89
25 March 2020          (pound)1,750,968.44
25 March 2021          (pound)1,794,742.65

25 March 2022          (pound)1,839,611.22
25 March 2023          (pound)1,885,601.50
25 March 2024          (pound)1,932,741.54
25 March 2025          (pound)1,981,060.08
25 March 2026          (pound)2,030,586.58
25 March 2027          (pound)2,081,351.24
25 March 2028          (pound)2,133,385.02
25 March 2029          (pound)2,186,719.65

3. In respect of all periods of time referred to in this schedule time shall be deemed not to be of the essence.

4. If on the Relevant Rent Review Date there is in force any Act which restricts interferes with or affects the Landlord's right to revise the rent reserved by this Lease in accordance with the terms of this Lease then the Landlord will be entitled once following each removal or modification of such Act to serve notice requiring a review of the Rent (called an "INTERIM NOTICE") upon the Tenant and from and after the date of service of such Interim Notice the Rent will be increased in accordance with paragraph 2 and the provisions of this schedule will apply accordingly with the substitution of the said date of service for the Relevant Rent Review Date.

                                 FOURTH SCHEDULE

                             Form of Surety covenant

The Surety COVENANTS with the Landlord as a primary obligation and on a full and unqualified indemnity basis as follows:

1. The Tenant will pay the Rents payable under this Lease on the date on which Rents become due and payable and will comply with all the obligations and conditions contained in this Lease relating to any other matter.

2. In default of compliance with paragraph 1 above the Surety will pay the Rents or (as appropriate) comply with the obligation or condition in respect of which the Tenant has defaulted and the Surety will make good to the Landlord on demand all costs damage expense and liabilities resulting from any such default.

3. The Tenant will pay the Rents payable pursuant to any authorised guarantee agreement given by the Tenant pursuant to clause 6.6.5 (a) on the date on which Rents become due and payable and will comply with all obligations and conditions contained in any such authorised guarantee agreement relating to any other matter.

4. In default of compliance with paragraph 3 above the Surety will pay the Rents (as appropriate) and comply with the obligation or condition in respect of which the Tenant has defaulted and the Surety will make good to the Landlord on demand all costs damage expense and liabilities resulting from any such default.

5. As and when called upon to do so by either the Landlord or the Tenant the Surety will enter into any Supplemental Document for the purpose of consenting to the Tenant entering into such Supplemental Document and confirming that all covenants by the Surety will remain in full force and effect in respect of the Lease as varied or amended by such Supplemental Document.

6. The Surety's liability shall remain in full force and effect and shall not be released notwithstanding any of the following it being acknowledged that the items in the list below are each separate and independent and not to be interpreted in the light of any other item:

6.1 any time or indulgence granted by the Landlord to the Tenant or to any other person liable or by the Landlord dealing with exchanging varying or failing to perfect or enforce any of its rights and remedies against the Tenant or any other person liable;

6.2 any variation of or addition to or reduction from the terms of this Lease or any Supplemental Document to which the Surety is a party;

6.3 any non-acceptance of Rents or any of them in circumstances where the Landlord has reason to suspect a breach of covenant by the Tenant;

6.4 the occurrence of any of the contingencies specified in clause 8.1 of this Lease;

6.5 a surrender of part of the Premises except that the Surety will have no liability in relation to the surrendered part in respect of any period following the date of surrender;

6.6 any document which has the effect of operating as a deemed surrender and re-grant;

6.7     this Lease being forfeited;

6.8 any incapacity or change in the name style or constitution of the Tenant;

6.9 any change in the constitution of the Landlord or its absorption in or amalgamation with or the acquisition of all or part of its undertaking or assets by any other person or any reconstruction or reorganisation of any kind; and

6.10 any other act or thing by virtue of which (but for this provision) the Surety would have been released.

7.    This guarantee covenant:

7.1 secures the ultimate balance from time to time owing to the Landlord by the Tenant and is a continuing security notwithstanding any settlement of account or other matter;

7.2 is in addition to any present or future indemnity or guarantee or other document containing some obligation to pay discharge or be responsible for any indebtedness or liability of the Tenant (a "COLLATERAL INSTRUMENT") or right or remedy held by or available to the Landlord; and

7.3 will not be in any way prejudiced or affected by the existence of any Collateral Instrument rights or remedies or by the Collateral Instrument becoming wholly or in part void voidable or unenforceable on any ground or by the Landlord compounding with any other person liable.

8. The Landlord will not be obliged to make any claim or demand on the Tenant or to resort to any Collateral Instrument or other means of payment held by or available to the Landlord before enforcing the Surety's covenants and no action taken or omitted by the Landlord in connection with any Collateral Instrument or other means of payment will discharge reduce prejudice or affect the liability of the Surety nor will the Landlord be obliged to apply any money or other property received or recovered in consequence of any enforcement or realisation of any Collateral Instrument or other means of payment in reduction of the liabilities which are guaranteed by the Surety.

9. The Surety warrants that it has not taken or received and undertakes that until all the liabilities which are guaranteed by the Surety have been paid or discharged in full it will not take or receive the benefit of any security from the Tenant or any other person in respect of its obligations under this guarantee.

10. Until all the liabilities guaranteed by the Surety have been paid discharged or satisfied in full (and notwithstanding payment of a dividend in any liquidation or bankruptcy or under any compromise or arrangement) the Surety agrees that without the prior written consent of the Landlord it will not:

10.1 exercise its rights of subrogation reimbursement and indemnity against the Tenant;

10.2 demand or accept repayment in whole or in part of any indebtedness due to the Surety from the Tenant or from any other person liable, or demand or accept any Collateral Instrument in respect of the same or dispose of the same;

10.3 take any step to enforce any right against the Tenant or any other person liable in respect of any liabilities guaranteed by the Surety; or


10.4 claim any set-off or counterclaim against the Tenant or any other person liable or claim or prove in competition with the Landlord in the bankruptcy or liquidation of the Tenant or any other person liable or have the benefit of or share in any payment from or composition with the Tenant or any other person liable or any other Collateral Instrument held by the Landlord for any liabilities guaranteed by the Surety or for the obligations or liabilities of any other person liable but so that if so directed by the Landlord, it will prove for the whole or any part of its claim in the liquidation or bankruptcy of the Tenant on terms that the benefit of such proof and of all money received by it in respect of such proof shall be held on trust for the Landlord and applied in or towards discharge of the liabilities guaranteed by the Surety in such manner as the Landlord shall deem appropriate

      Provided Always that the provisions of paragraphs 6 or 7 shall not apply where the Surety is a bank or other financial institution.

11. If contrary to paragraphs 6 or 7.2 the Surety takes or receives the benefit of any security or receives or recovers any money or other property such security money or other property will be held on trust for the Landlord and will be delivered to the Landlord on demand.

12. The Surety agrees to reimburse the Landlord on demand for all reasonable legal and other costs charges and expenses on a full and unqualified indemnity basis which may be properly incurred by the Landlord in relation to the enforcement of the Surety's covenants.

13. All payments to be made by the Surety will be made in full without any set-off (legal or equitable) condition or counterclaim and subject as provided below free and clear of any deductions or withholdings. If at any time any applicable law regulation or regulatory requirement or any governmental authority monetary agency or central bank requires the Surety to make any deduction or withholding in respect of taxes levies duties imposts or any charges from any payment due from the Surety the sum due from the Surety in respect of such payment shall be increased to the extent necessary to ensure that after making such deduction or withholding the Landlord receives on the due date for such payment and retains (free from any liability in respect of such deduction or withholding) a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. The Surety shall indemnify the Landlord against any losses or costs incurred by reason of any failure of the Surety to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. The Surety shall promptly deliver to the Landlord any receipts certificates or other proof evidencing the amount (if any) paid or payable in respect of any deduction or withholding as aforesaid.

14. Each of the provisions of this guarantee covenant is distinct and severable from the others and if at any time one or more of such provisions is or becomes illegal invalid or unenforceable the validity legality and enforceability of the remaining provisions will not in any way be affected or impaired.

15. The Surety agrees to pay Interest on each amount demanded of it under this schedule from 14 days after the date of demand until repayment (as well after as before judgment).

16. If a liquidator or trustee in bankruptcy surrenders or disclaims this Lease or if this Lease becomes forfeited the Surety will at the request of the Landlord made within the twelve months following that surrender or disclaimer or forfeiture (as the case may be) take from the Landlord a lease of the Premises for a term equal to the residue of the Term which would have remained had there been no surrender or disclaimer or forfeiture at the same rents and subject to the same obligations and conditions as are contained in this Lease. That lease is to take effect from the date of such surrender or disclaimer or forfeiture (as the case may be) and in such case the Surety will pay the reasonable costs of that new lease and execute and deliver a counterpart of it to the Landlord.

17. If the Landlord does not require the Surety to take a new lease of the Premises under the preceding paragraph 16 the Surety will nevertheless on demand pay to the Landlord a sum equal to the Rents which would have been payable under this Lease but for the surrender or disclaimer or forfeiture (as the case may be) in respect of the period from the date of that surrender or disclaimer or forfeiture (as the case may be) until the Premises become re-let by the Landlord or until the expiry of the Term (whichever occurs first) together with all arrears of Rents outstanding under this Lease.

                                 FIFTH SCHEDULE

                     Matters to which the demise is subject

All those matters contained or referred to in the titles registered at HM Land Registry referred to in the First Schedule.

                                 SIXTH SCHEDULE

                                     PART 1

        Landlord's Fixtures and Fittings, Plant and Machinery

REEL STORE

Fire hoses
Fire alarm system
Emergency lighting
Roller shutter doors
Toilets and sanitaryware
Roller shutter doors
Roof sprinkler system

PETTY HOUSE

Fire hoses
Fire alarm system
Emergency lighting
Gas fired boilers, heating system and control equipment
Goods lift
Toilets and sanitaryware
Lighting
Suspended ceilings
Roller shutter doors

BINDERY

Fire hoses
Fire alarm system
Emergency lighting
Toilets and sanitaryware
Roller shutter doors
Roof sprinkler system

PRESS HALL 1

Fire hoses
Fire alarm system
Emergency lighting
Toilets and sanitaryware
Roller shutter doors
Roof sprinkler system

PRESS HALL 2

Fire hoses
Fire alarm system
Emergency lighting
Toilets and sanitaryware

Roller shutter doors
Roof sprinkler system

                                 SIXTH SCHEDULE

                                     PART 2

         Tenant's Fixtures and Fittings, Plant and Machinery

REEL STORE

Lighting
(No heating system)
Fire extinguishers
Wall protection barriers
Telephone / IT network
Floor coverings
Partitioning
Spotlights
Hand towel dispensers and electric hand dryers
Signs (internal and external)

PETTY HOUSE

Partitioning
Racking
Fire extinguishers
Wall protection barriers
Reception desk
Ground floor computer suite
Partial air conditioning in ground and second floors
Telephone / IT network
Kitchen sinks / units
Hand towel dispensers and electric hand dryers
Window blinds
Fork truck battery charging equipment
Video survellence equipment
Spotlights
Intruder alarm
Floor coverings
Signs (internal and external)
External flagpoles

BINDERY

Lighting
Heating system
Fire extinguishers
Wall protection barriers
Compressed air distribution system
Electrical power distribution panels and transformer
Partitioning
Gantry and crane systems
Telephone / IT network
2 x rapid action doors
Floor coverings

Partial air conditioning
Spotlights
Hand towel dispensers and electric hand dryers
Generator and oil storage tanks
Signs (internal and external)

PRESS HALL 1

Lighting
Heating system
Fire extinguishers
Wall protection barriers
Compressed air distribution system
Electrical power distribution panels and transformer
Partitioning
Battery charging equipment
Telephone / IT network
2 x rapid action doors
3 x chiller units
Platform for afterburner
Mezzanine floor offices
Gas distribution system
Chilled water distribution and equipment
Floor coverings
Spotlights
Hand towel dispensers and electric hand dryers
Hoist, crane and gantry system
Signs (internal and external)

PRESS HALL 2

Lighting
Heating system
Partial air conditioning
Fire extinguishers
Wall protection barriers
Compressed air distribution system and equipment
Electrical power distribution and transformers
Partitioning
Telephone / IT Network
1 x rapid action door
Chilled water distribution and equipment
Floor coverings
Spotlights
Hand towel dispensers and electric hand dryers
Signs (internal and external)

                                SEVENTH SCHEDULE

                        Corporate and Financial Covenants

1.    CORPORATE EXISTENCE

1.1 Polestar Petty Limited (company number 2317911) and the Surety shall maintain their corporate existence, continue to have the power and authority to own their respective Assets and to conduct the business which they conduct and/or propose to conduct (save for the purpose (demonstrated to the Landlord's reasonable satisfaction) of reconstruction or amalgamation whilst solvent).

1.2 Polestar Petty Limited (company number 2317911) and the Surety shall maintain a place of business within the United Kingdom.

1.3 Whilst this Lease is vested in Polestar Petty Limited (company number 2317911) it shall at all times remain a wholly owned subsidiary of Polestar Group Limited PROVIDED THAT a change of control of Polestar Petty Limited (company number 2317911) shall only take place in the following circumstances:-

        (a)   Where the New Controller is of Investment Grade; or

        (b) where the prior written approval of the Landlord is obtained to the New Controller (such approval not to be unreasonably withheld or delayed); or

        (c) where a Rent Deposit in the sum equivalent to 12 months Rents which will be due and payable to the Landlord during the period commencing from the date of intended change of control is paid to the Landlord and a Rent Deposit Deed is entered into providing for such rent deposit to be held for the residue of the unexpired term of this Lease (subject to the following paragraph)

1.4

          (a) If the Tenant wishes to request the release of any Rent Deposit held under the terms of the paragraph 1.3(c) it shall not less than sixty days prior to the date on which it desires the Rent Deposit to be released submit to the Landlord and its Mortgagee information regarding the following with respect to the New Controller (collectively the "Review Criteria");

                (i)   credit

                (ii)  capital structure

                (iii) management

                (iv)  operating history

                (v)   proposed use of the Premises

                (vi) risk factors associated with the proposed use of the Premises

                (vii) any other information the Landlord and its Mortgagee may reasonably require in order to permit the Landlord and its Mortgagee to make a prudent business decision.

          (b) The Landlord shall review the information referred to in the preceding sub-paragraph and shall approve or disapprove of the release of the Rent Deposit no later than thirty days after receipt of all such information.

          (c) The Landlord shall be deemed to have acted reasonably in granting or withholding consent if such grant or withholding is based on its review of the Review Criteria applying prudent business judgement and the Landlord (applying such judgement to the Review Criteria) reasonably believes the New Controller to have (in the case of granting its consent) an equivalent or superior financial credit-worthiness or (in the case of it withholding its consent) an inferior financial credit-worthiness to the Party previously exercising Control over Polestar Petty Limited.

          (d) In assessing the strength of the relevant financial credit-worthiness the Landlord shall be entitled to have regard to the likely future conduct of the New Controller and its effect on the strength of the financial credit-worthiness going forward including with reference to the proposed use of the Premises and the associated risk factors forming part of the Review Criteria.

1.5 Polestar Petty Limited (company number 2317911) may substitute for any of the Original Surety Companies or any subsequent company substituted as a Surety pursuant to this paragraph 1.4 and the Tenth Schedule any other company within the Polestar Group (in this paragraph 1.4 referred to as the "NEW SURETY") with the prior written consent of the Landlord which shall not be unreasonably withheld or delayed where the Assets of the company that is to be replaced as a Surety have been transferred to the New Surety (demonstrated to the Landlord's reasonable satisfaction) FURTHER PROVIDED THAT the company that has been replaced as Surety to this Lease by a New Surety shall:

        1.5.1 cease to have any liability as Surety for the purposes of this Lease or any supplemental document upon the New Surety entering into the Deed of Substitution referred to in paragraph 1.5.3; and

        1.5.2 shall enter into the Deed of Substitution of Surety in the form annexed in the Tenth Schedule; and

        1.5.3 procure that the New Surety shall enter into a Deed of Substitution of Surety in the form annexed in the Tenth Schedule.

          Provided that in no circumstances shall this clause permit the removal of Polestar Group Limited as an Original Surety Company.

2.    BOOKS AND RECORDS

2.1 To keep adequate records and books of account with respect to the finances and business of the Tenant's Group generally and with respect to the Premises in accordance with accounting standards, principles and practices generally accepted in England consistently applied and to discuss the finances and business of the Tenant's Group with the officers of the Landlord at such reasonable times as may be requested by the Landlord.

2.2 To deliver to the Landlord within 30 days of the close of the Tenant's financial year draft financial statements of the Tenant.

2.3 To deliver to the Landlord within 120 days of the close of each of the Tenant's Group's financial years (or such earlier period as the auditor signs off annual audited financial statements) annual audited financial statements of the Tenant's Group prepared by a nationally recognised firm of independent, suitable, professionally qualified accountants.

2.4 To ensure that all annual financial statements shall be accompanied by an opinion of the said accountants stating that (a) there are no qualifications as to the scope of the audit and (b) the audit was performed in accordance with accounting standards, principles and practices generally accepted in England and (c) such statements give a true and fair view of the Tenant's Group's financial condition and operations at the date and for the year then ended and (d) that the Financial Covenant Tests have been satisfied as at the Test Date and (e) that the Minimum Tangible Worth Test has been satisfied at all times during the 12 month period expiring on the Test Date.

2.5 To furnish the Landlord with a copy of any compliance certificates or other information relating to the financial status of Polestar Petty Limited (company number 2317911) or the Surety supplied by Polestar Petty Limited (company number 2317911) or the Surety to their respective banks, lenders, funders or chargees (the "BANK") as soon as reasonably practicable following submission of the same to the Bank on the same dates that such information is supplied to the Bank and in the case of the Surety such information may be summarised in a form approved by the Landlord (such approval not to be unreasonably withheld).

2.6 To furnish the Landlord with any other financial information as the Landlord shall reasonably require.

2.7 Polestar Petty Limited (company number 2317911) confirms that the Landlord shall be permitted to pass any information provided to it under the terms of this paragraph 2.7 to any Mortgagee.

3.    TENANT/GUARANTOR FINANCIAL COVENANTS

3.1 Polestar Petty Limited (Company number 2317911) shall within 30 days of each Test Date produce evidence satisfactory to the Landlord that the Financial Covenant Tests have been satisfied by reference to the draft financial statements of the Tenant as at the Test Date which shall be subject to final adjustment and confirmation in the annual audited financial statements.

3.2 If Polestar Petty Limited (Company number 2317911) has not satisfied all of the Financial Covenant Tests on any Test Date:-

3.2.1 the Landlord may require Polestar Petty Limited (Company number 2317911) to forthwith pay the relevant Rent Deposit (referred to in the definition of "Rent Deposit" relating to the relevant Financial Covenant Test that has not been satisfied) to the Landlord and enter into the Rent Deposit Deed; and

3.2.2 the Landlord shall be entitled to hold the Rent Deposit for a period up to and including the next relevant Test Date;

3.2.3 in the event that Polestar Petty Limited (Company number 2317911) fails that part of the Financial Covenant Test referred to at paragraph 3.2 above on consecutive Test Dates, the Landlord shall be entitled to (a) retain the Rent Deposit until such time as Polestar Petty Limited (Company number 2317911) satisfies that part of the Financial Covenant Test and (b) exercise its rights of re-entry in accordance with clause 8.1 of this Lease save that the Landlord shall not be entitled to exercise its rights of re-entry in clause 8.1 solely in relation to failure to satisfy the relevant Financial Covenant Test in circumstances where Polestar Petty Limited provides a rent deposit in accordance with this paragraph 3 related to such relevant Financial Covenant Test; and

3.2.4 in the event that the Landlord holds the Rent Deposit and Polestar Petty Limited (Company number 2317911) satisfies that part of the Financial Covenant Tests to which the Rent Deposit relates on the next relevant Test Date, the Landlord shall repay the Rent Deposit (less any sums withdrawn by the Landlord in accordance with the terms of the Rent Deposit Deed) to Polestar Petty Limited (Company number 2317911) in accordance with the terms of the Rent Deposit Deed but the provisions of paragraph 3.1 of this Seventh Schedule shall continue to apply.

3.3 In the event Polestar Petty Limited (Company number 2317911) fails to satisfy the Financial Covenant Tests and does not pay the relevant Rent Deposit to the Landlord's satisfaction then the provisions of clause 8.1 of this Lease shall apply.

4.    POLESTAR GROUP FINANCIAL COVENANTS

4.1 The Surety confirms that all the covenants with the Bank have been complied with to date and shall continue to be complied with and as at the date hereof the covenants which Polestar Group has with the Bank contain the following interest cover ratio covenants and Senior Debt to Ebitda covenants applying during the periods outlined:-

                                     EBITDA/                           Senior Debt
                                    Interest                            to EBITDA
31 Mar 2004                           2.25:1                               5.125:1
30 Jun 2004                          2.375:1                                5.00:1
30 Sep 2004                           2.50:1                                4.75:1
31 Dec 2004                           2.50:1                                4.50:1

31 Mar 2005                          2.625:1                               4.375:1
30 Jun 2005                           2.75:1                                4.25:1
30 Sep 2004                           2.75:1                               4.125:1
31 Dec 2005                          2.875:1                               4.125:1

31 Mar 2006                          2.875:1                                4.00:1
30 Jun 2006                            3.0:1                               3.625:1
thereafter on a
rolling 12 month basis               3.125:1                               3.625:1

4.2 In the event the covenant tests referred to at paragraph 4.1 above are adjusted or changed by the Bank from time to time the Surety shall comply with such adjusted or revised covenant tests and the Surety shall immediately notify the Landlord as soon as it or any member of the Polestar Group is informed of such change to the covenant tests.

5.    FORFEITURE

        Subject to the proviso to paragraph 3.2.3, in the event that Polestar Petty Limited (Company number 2317911) and the Surety fail to comply with the provisions of this Seventh schedule, then clause 8.1.5 of this Lease shall apply.

6.    ASSIGNMENT

For the avoidance of doubt, the provisions of this Seventh schedule shall not bind any assignee of this Lease who has been approved by the Landlord under the terms of clause 6.6.

                                 EIGHTH SCHEDULE

                         Authorised Guarantee Agreement

DATE

PARTIES

(1)   [                                ] (Company registration No.        ) the
      registered office of which is at                                      (the
      "TENANT").

(2)   [                ] (incorporated and registered in England and Wales under
      company number [                  ]), the registered office of which is at
      [                                ](the "LANDLORD").

RECITALS

(A)   By the Lease the Premises were let to the Tenant for a term from and
      including [   ] , up to and including [   ]

(B) The reversion immediately expectant on the term created by the Lease [remains/is now] vested in the Landlord and the residue of that term remains vested in the Tenant.

(C) The Lease contains a covenant against assignment without the consent of the Landlord.

(D) The Landlord has given its consent to an assignment to the Assignee, subject to a condition that the Tenant enters into an agreement guaranteeing the performance of the tenant covenants by the Assignee in the form of this deed.

IT IS AGREED AS FOLLOWS:

1.    DEFINITIONS

      In this deed the following definitions apply:

      "1995 ACT"

            means the Landlord and Tenant (Covenants) Act 1995;

      "ASSIGNEE"

            means [                                     ] (company registration
            number[                    ]), the registered office of which is at
            [                               ];

      "LANDLORD"

            means the second party to this deed and its successors in title;

      "LEASE"

              means a lease made between PRINTS (UK) QRS 16-1 INC (1), POLESTAR PETTY LIMITED (2) and POLESTAR PETTY BINDERY LIMITED POLESTAR MAGAZINES & CATALOGUES LIMITED WATMOUGHS (HOLDINGS) LIMITED POLESTAR GROUP LIMITED (3) dated 5 May 2004 and any document varying or supplemental to such lease whether entered into on or before the date of this deed;

      "PRACTITIONER"

              means a liquidator, trustee in bankruptcy, administrator, receiver or receiver and manager or any similar officer;

      "PREMISES"

              means land at Whitehall Road and Coleman Street, Leeds as more particularly described in the Lease;

      "TENANT"

              means the first party to this deed.

7.    INTERPRETATION

7.1 The table of contents and clause headings are for reference only and do not affect the construction of this deed.

7.2 General words introduced by the word "other" do not have a restrictive meaning by reason of being preceded by words indicating a particular class of acts, things or matters.

7.3 Obligations owed by or to more than one person are owed by or to them jointly and severally.

7.4 Words importing one gender include all other genders and words importing the singular include the plural and vice versa.

7.5 References to a person include an individual, a corporation, company, firm or partnership or government body or agency, whether or not legally capable of holding land.

7.6 Unless otherwise specified, a reference to particular legislation is a reference to that legislation as amended, consolidated or re-enacted from time to time and all subordinate legislation made thereunder from time to time including, without limitation, all orders, regulations, consents, licences, notices and bye-laws.

7.7 Unless otherwise specified, a reference to a clause is a reference to a clause or sub-clause of this deed.

7.8 The word "SECURITY" includes, without limitation, a guarantee or rent deposit.

7.9 Where a sum becomes payable it shall be paid within three working days unless otherwise specified by the Landlord in writing.

7.10 The expressions "INTEREST RATE" and "RENT" shall have the meanings given to them in the Lease.

7.11 The expression "TENANT COVENANTS" is to be construed consistently with the 1995 Act but shall not include any tenant covenant expressed to be personal to the Tenant or its predecessors in title.

8.    GUARANTEE

8.1 The Tenant irrevocably and unconditionally guarantees to the Landlord that the Assignee will duly and punctually comply with all the tenant covenants of the Lease until the Assignee is released therefrom by virtue of the 1995 Act.

8.2 The Tenant agrees that if the Assignee, in respect of any time before it is released by virtue of the 1995 Act, fails duly and punctually to comply with any of the tenant covenants in the Lease, it shall comply with such covenant.

9.    PRINCIPAL DEBTOR

      As a separate and independent obligation under this deed the Tenant shall be liable to the Landlord as principal debtor in respect of any obligation owed by the Assignee pursuant to the tenant covenants of the Lease until the Assignee is released by virtue of the 1995 Act.

10.   TENANT AND GUARANTOR TO TAKE A NEW LEASE

10.1 The Tenant agrees that if the Lease, or the obligations of the Assignee under it, shall be disclaimed, the Tenant will, if required by the Landlord within six months of the Landlord having received notice of the disclaimer, take a new lease of the Premises from the Landlord.

10.2    The new lease shall:

10.2.1 be for a term commencing on the date of the disclaimer and be equal to the unexpired residue of the term of years granted by the Lease (or the residue which would be unexpired but for the disclaimer) as at the date of the disclaimer;

10.2.2 reserve a rent equal to the Rent reserved under the Lease immediately before the disclaimer, and otherwise be on the same terms as the Lease but with no provision for a rent free period, and

10.2.3      take effect from the date of the disclaimer.

10.3 The new lease will take effect subject to the Lease, if and to the extent that it is still subsisting, and subject to any underlease or other interest created or permitted by the Assignee or its predecessors in title.

10.4 The Tenant shall pay the Landlord's reasonable and proper costs (on an indemnity basis) in connection with the grant of the new lease and shall execute, deliver and pay the stamp duty on a counterpart of it to the Landlord.

11.   SUPPLEMENTARY PROVISIONS

11.1    NO DISCHARGE OF THE TENANT OR GUARANTOR

        Without prejudice to sub-section 18(3) of the 1995 Act, the Tenant's liabilities under this deed shall be and remain in full force and effect and will not be avoided, released, discharged or reduced nor will the rights or remedies of the Landlord be prejudiced or affected by any of the following:

11.1.1 any time, indulgence or concession granted by the Landlord to the Assignee or to any other person who is liable;

11.1.2 the Landlord dealing with, varying or failing to perfect or enforce any of its rights or remedies against the Assignee or any other person who is liable;

11.1.3 the existence of or dealing with, varying or failing to perfect or enforce any security which may be or become available to the Landlord;

11.1.4 any act or neglect of the Landlord whereby the benefit of any security or any right or remedy against any person who is liable is released, lost or diminished;

11.1.5 any variation of, addition to or reduction from the terms of the Lease whether or not the same confers or imposes only a personal right or obligation;

11.1.6 any invalid or ineffective payment by the Assignee or any other person who is liable;

11.1.7 any right to set-off (whether legal or equitable), counterclaim or deduction which may have accrued to the Assignee, or Tenant;

11.1.8 any non-acceptance of the Rent or other sums due under the Lease, in circumstances in which the Landlord has reason to suspect a breach of the tenant's obligations under the Lease;

11.1.9     any waiver by the Landlord of any right to forfeit the Lease;

11.1.10 a surrender of part of the Premises, except that the Tenant will have no liability in relation to the surrendered part in respect of any period after the date of the surrender;

11.1.11 any death, incapacity, disability or change in the constitution, status, or name of the Assignee, or the Tenant, or of any other person who is liable or of the Landlord;

11.1.12 any amalgamation or merger by the Landlord or the Assignee with any other person, any restructuring or the acquisition of the whole or any part of the assets or undertaking of the Landlord or the Assignee by any other person;

11.1.13 the Assignee or any other person who is liable entering into any arrangement or composition with any of its creditors (whether or not such arrangement or composition binds or is expressed to bind the Landlord);

11.1.14 the appointment of any Practitioner to, over or in relation to any of the assets or undertaking of the Assignee;

11.1.15 any provisions of the Lease being or becoming wholly or in part void, voidable or unenforceable by the Landlord against the Assignee or any other person;

11.1.16 any other act, omission or thing by virtue of which, but for this provision, the Tenant would have been released or discharged from its obligations under this deed in whole or in part, or the rights or remedies of the Landlord would have been prejudiced or affected, other than a release by deed, entered into by the Landlord, in accordance with the terms of such deed, and the parties acknowledge that each of the matters listed above is separate and independent and is not to be interpreted in the light of any other.

11.2    WAIVER OF RIGHTS BY THE TENANT

11.2.1 Until all the obligations of the Tenant under this deed have been paid, discharged or satisfied irrevocably and in full (and notwithstanding payment of a dividend in any liquidation or bankruptcy or under any compromise or arrangement), the Tenant agrees not, without the consent of the Landlord, to:

           (a) exercise any rights of reimbursement, indemnity or contribution against the Assignee or any other person who is liable;

           (b) accept repayment in whole or in part of any indebtedness now or hereafter due to the Tenant from the Assignee or from any other person who is liable;

           (c) demand or accept any security from the Assignee or any other person who is liable in respect of the obligations of the Tenant under this deed or in respect of any indebtedness due to the Tenant from the Assignee or any other person who is liable, and any security received by the Tenant in breach of the above or any such security held by the Tenant at the date of the instrument of the assignment of the Lease shall be held by the Tenant on trust for the Landlord and delivered to the Landlord on demand;

           (d) claim any set-off (whether legal or equitable), counterclaim or deduction against the Assignee or any other person who is liable;

           (e) benefit from or seek to benefit from any security or other right or remedy now or hereafter held by or accruing to the Landlord in respect of the liabilities guaranteed under this deed or to exercise any right of subrogation; or

           (f) claim or prove in competition with the Landlord in the liquidation, bankruptcy or arrangement of the Assignee or any other person who is liable, or have the benefit of or share in any payment or distribution from the same and any money or other property received by the Tenant in breach of this shall be held by the Tenant on trust for the Landlord and delivered to the Landlord on demand.

11.2.2 The obligations of the Tenant under this deed may be enforced by the Landlord against the Tenant at its discretion and without enforcing or seeking to enforce its rights or remedies against the Assignee or any other person who is liable or pursuing any other right or remedy or having recourse to any security available to it.

11.3    ULTIMATE BALANCE AND SUSPENSE ACCOUNT

11.3.1 All dividends and moneys received by the Landlord from the Assignee or any other person which are not paid into a suspense account and which are capable of being applied by the Landlord in satisfaction of the liabilities guaranteed under this deed will not prejudice the right of the Landlord to recover from the Tenant the ultimate balance which, after receipt of such dividends and moneys, may remain owing or expressed to be owing to the Landlord.

11.3.2 Any money received in respect of the liabilities guaranteed under this deed may be placed to the credit of a suspense account (with a view to preserving the rights of the Landlord to prove for the whole of its claims against the Assignee or any other person who is liable) and/or may be applied in or towards satisfaction of such of the liabilities guaranteed under this deed as the Landlord may from time to time conclusively determine in its absolute discretion.

11.4    OTHER SECURITY

11.4.1 This deed is in addition to any other security or any other right or remedy held by or available to the Landlord from time to time.

11.4.2 The Landlord is under no obligation to take up or to maintain any other security in respect of the liabilities guaranteed by this deed.

11.5    SUPPLEMENTAL DOCUMENTS

        As and when called upon to do so by either the Landlord or the Assignee, the Tenant shall enter into any document supplemental to the Lease (by deed if required) for the purpose of consenting to the Assignee entering into such supplemental document.

11.6    COSTS OF ENFORCEMENT

        The Tenant agrees to pay to the Landlord on demand, and on an indemnity basis, all proper legal and other costs and expenses and a sum equal to all value added tax thereon which may be properly payable by the Landlord in relation to the enforcement of the Tenant's obligations in this deed.

11.7    INTEREST

        The Tenant agrees to pay interest on each amount due from it under this deed, at the Interest Rate for the period starting with the date that such amount became due from the Assignee and/or the Tenant (as the case may be) until payment (both before and after judgment) but provided that the Tenant shall not be liable to pay interest upon interest due from the Assignee and paid by the Tenant.

11.8    NO SET-OFF

        All payments to be made under this deed shall be made in full and the Tenant shall not claim any allowance in respect of any set-off (whether legal or equitable), counterclaim or deduction whatsoever whether accruing to the Tenant or to any other person.

11.9    NOTICES

11.9.1 Any notices given in connection with this deed must be in writing and will only be validly served if sent by first class post, or registered post or by recorded delivery and addressed to the Landlord or the Tenant at their address given in this deed or, in the case of the Landlord, at such other address as the Landlord has notified to the Tenant in writing. A notice sent by post from within the United Kingdom and correctly addressed and properly stamped will be conclusively treated as having been delivered two working days after posting.

11.9.2 The Landlord covenants with the Tenant that it will notify the Tenant in writing within 28 days of being informed of the facts bringing the Tenant's liability under this Deed to an end.

12.     SCOPE OF THIS DEED

12.1 The provisions of this deed will have effect from the date of the instrument of the assignment of the Lease to the Assignee.

12.2 The intention of the parties to this deed is that it should be an authorised guarantee agreement within the meaning of the 1995 Act.

12.3 If any provision, or any part of a provision, of this deed has the effect of causing this deed not to be an authorised guarantee agreement within the meaning of the 1995 Act to any extent, that provision or part is to be treated as having been modified (or if necessary omitted from this deed) to the extent needed to avoid that effect.

12.4 Each of the provisions of this deed is separate and severable from the others, and if at any time one or more of the provisions is or becomes illegal, invalid or unenforceable (whether wholly or to any extent), the legality, validity or enforceability of the remaining provisions (or the same provision to any other extent) will not be affected or impaired.

12.5 The rights of the Landlord under any clause are without prejudice to the rights of the Landlord under any other clause or under the Lease or any other security.

12.6 The obligations of or agreements on the part of the Tenant under any clause are without prejudice to their obligations or agreements under any other clause.

12.7 This deed will enure for the benefit of the Landlord and its successors in title without any need for express assignment.

12.8 Unless expressly stated nothing in this deed will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

                                 NINTH SCHEDULE

                            Form of Rent Deposit Deed

                             Registered on
                             under section 395, Companies Act 1985

DATED

                            PRINTS (UK) QRS 16-1 INC

                                       to

                             POLESTAR PETTY LIMITED

                                      and

                         POLESTAR PETTY BINDERY LIMITED
                     POLESTAR MAGAZINES & CATALOGUES LIMITED
                          WATMOUGHS (HOLDINGS) LIMITED
                             POLESTAR GROUP LIMITED

                                RENT DEPOSIT DEED

                                 supplemental to

                 a lease dated [             ] and made between

           (1) Prints (UK) QRS 16-1 INC (2) Polestar Petty Limited and
         (3)Polestar Petty Bindery Limited, Polestar Magazines &
         Catalogues Limited, Watmoughs (Holdings) Limited, Polestar
         Group Limited

                                   relating to
              Premises at Whitehall Road and Coleman Street, Leeds

                                Nabarro Nathanson
                                   Lacon House
                                 Theobald's Road
                                 London WC1X 8RW

                               Tel: 020 7524 6000

                                RENT DEPOSIT DEED

DATE

PARTIES

(1) PRINTS (UK) QRS 16-1 INC c/o Colliers CRE Aquis House, 12 Greek Street, Leeds LS1 5RV (the "LANDLORD");

(2) POLESTAR PETTY LIMITED (a company incorporated and registered in England and Wales with company registration number 2317911) whose registered office is at Marlborough Court, Sunrise Parkway, Linford Wood, Milton Keynes Buckinghamshire MK14 6DY (the "TENANT"); and

(3) POLESTAR PETTY BINDERY LIMITED, POLESTAR MAGAZINES & CATALOGUES LIMITED, WATMOUGHS (HOLDINGS) LIMITED and POLESTAR GROUP LIMITED (company registration numbers 2647729, 2349434, 49840 and 3489002 respectively) whose registered office is at whose registered office is at Marlborough Court, Sunrise Parkway, Linford Wood, Milton Keynes Buckinghamshire MK14 6DY (the "GUARANTOR").

IT IS AGREED AS FOLLOWS:

2.    DEFINITIONS AND INTERPRETATION

2.1 In this deed, unless the context otherwise requires, the following words and phrases have the following meanings:

      "ACCOUNT"

            means an interest bearing deposit account with the Bank in the name of the Landlord;

      "BANK"

            means a specified bank or institution of the Landlord's choosing;

      "DEFAULT"

            means any failure by the Tenant to pay (whether or not formal demand has been made) the whole or any part of the Liabilities;

      "DEPOSIT BALANCE"

            means the sum from time to time standing to the credit of the Account including any Interest which has not been paid to the Tenant;

      "ENCUMBRANCE"

            means any charge, security, interest or right, whether fixed or floating, conferring a priority of payment;

      "INITIAL DEPOSIT"

            means the sum of [                 PLEASE REFER TO THE TERMS OF THE
            LEASE                              ] pounds ((pound)[       ]) plus
            17.5 per cent;

      "INTEREST"

            means any interest accruing to the Account;

      "LEASE"

            means the lease of the Premises dated [                  ] and made
            between (1) the Landlord (2) the Tenant and (3) the Guarantor and includes any document supplemental to the Lease whether or not expressed to be so;

      "LIABILITIES"

            means the rents or other money including interest payable under the Lease or any costs, damages and expenses incurred by or payable to the Landlord in consequence of any failure by the Tenant to observe and perform any of the tenant's covenants or obligations and the conditions contained in the Lease or this deed or in consequence of the determination of the Lease before the end of the Term otherwise than by agreement;

      "PERMITTED ASSIGNMENT"

            means an assignment of the Lease which is permitted under the terms of the Lease or by the Landlord giving consent and which is not an excluded assignment as defined in section 11 of the Landlord and Tenant (Covenants)Act 1995;

      "PREMISES"

            means the premises known as Whitehall Road, Leeds and more particularly described in the Lease;

      "RENT DEPOSIT"

            means an amount equal to [PLEASE REFER TO THE TERMS OF THE LEASE ];

      "TERM"

            means the term granted by the Lease and includes any period of continuation or holding over.

2.2 The clause headings in this deed (except the definitions) are for ease of reference and are not to be used for the purposes of construing this deed.

2.3 References in this deed to clauses or schedules will mean the clauses of or the schedules attached to this deed.

2.4 References to the Landlord include its successors in title but references to the Tenant and the Guarantor shall mean only the Tenant and the Guarantor named in this deed.

2.5 Obligations undertaken by more than one person are joint and several obligations.

2.6 Words importing persons include firms companies and corporations and vice versa.

2.7 Words importing one gender shall be construed as importing any other gender.

2.8 Words importing the singular shall be construed as importing the plural and vice versa.

3.    SUPPLEMENTAL DEED

      This deed is supplemental to the Lease.

4.    DEPOSIT

4.1 The Tenant on the date of this deed has paid the Initial Deposit into the Account.

4.2 The Deposit Balance is the property of the Tenant but is subject to the charge created by CLAUSE 8.2 and shall not be repayable to the Tenant otherwise than in accordance with the provisions OF CLAUSE 7.

4.3 The Tenant must at all times maintain the Deposit Balance in a sum equivalent to the Rent Deposit.

4.4 If the Deposit Balance is at any time less than the Rent Deposit, the Tenant must within five working days of written notice from the Landlord (and notwithstanding any dispute of any kind whatsoever as to any withdrawal from the Account by the Landlord) deposit in the Account a sum equal to the difference between the Deposit Balance and the Rent Deposit.

4.5 All bank charges in respect of creation, maintenance, operation and closure of the Account shall be payable by the Tenant and if the Tenant shall fail to pay them may be withdrawn by the Landlord from the Account to meet their payment.

5.    WITHDRAWALS

5.1 The Landlord may at any time withdraw from the Account an amount equal to the Liabilities.

5.2 Notice of any withdrawal including the amount withdrawn and reasonable details of the relevant Default shall be given by or on behalf of the Landlord to the Tenant.

6.    INTEREST

6.1 All Interest earned in respect of the Account shall be paid (net of any tax required to be deducted) to the Tenant yearly. No payment of Interest shall be made if there is at the date for payment any Default or if as a result of the payment the Deposit Balance will be less than the Initial Deposit/specified sum.

6.2 The Tenant is responsible for and must pay all tax on the Interest save to the extent that such tax may already have been deducted by the Landlord.

7.    TRANSFER OF REVERSION

7.1 If the Landlord transfers the reversion immediately expectant upon the determination of the Term then the Landlord shall:

7.1.1      assign the benefit of this deed to the transferee of the reversion;
           and

7.1.2 procure that the transferee of the reversion, no later than the date of the transfer, covenants in a deed with the Tenant to observe and perform the obligations of the Landlord under this deed.

7.2 On delivery of the deed of covenant referred to in CLAUSE 6.1.2 to the Tenant the Landlord (being the transferor) will cease to be liable for any default in compliance with any provision contained in this deed.

8.    RELEASE OF RENT DEPOSIT

      If the Tenant has fully complied with all the covenants and conditions contained in the Lease and in this deed then the Landlord will repay the Deposit Balance to the Tenant (or as the Tenant may direct) 10 working days after the earliest to occur of the following:

8.1 the Landlord receiving notice of an assignment in accordance with the Lease following a Permitted Assignment of the Lease by the Tenant; or

8.2     the expiration or sooner determination of the Term.

8.3 [the occurrence of the relevant release event referred to in the Seventh Schedule of the Lease - Note relevant event to be inserted on entry in to Rent Deposit Deed].

9.    CHARGE

9.1 The Tenant warrants to the Landlord that at all sums from time to time in the Account are and will at all times be free of any Encumbrance other than that referred to in CLAUSE 8.2.

9.2 The Tenant with full title guarantee charges by way of fixed charge all its interest in the Account and the Deposit Balance as security for the payment or reimbursement (as the case may be) to the Landlord of the Liabilities.

9.3 The Tenant covenants that it will execute any document or take any action the Landlord reasonably requires in order to perfect the security referred to in CLAUSE 8.2.

9.4 The security referred to in CLAUSE 8.2 is in addition to and is not to merge with, prejudice, affect or be affected by any other security interest of the Landlord as regards the Tenant.

10.   GENERAL PROVISIONS

10.1 The Landlord's rights of re-entry contained in the Lease will be exercisable on any default by the Tenant in compliance with any provision contained in this deed as well as on the happening of any of the events mentioned in the Lease.

10.2 The provisions of this deed will not in any way lessen or affect the Tenant's or any guarantor's obligations under the Lease or lessen the Landlord's rights to take any action or proceedings under the Lease in respect of any default by the Tenant in complying with any of the covenants or conditions contained in the Lease.

10.3 The provisions of the Lease as to service of notices are to apply to this deed.

10.4 If any clause or any provision contained within a clause of this deed shall be or shall subsequently be found by a court of competent jurisdiction to be invalid, void or otherwise unenforceable it shall not affect the remainder of this deed which shall remain in full force and effect.

11.   GUARANTOR

11.1 The Guarantor consents to the provisions of this deed and confirms that the Guarantor's obligations contained in the Lease as supplemented by this deed remain in full force and effect.

11.2 The Guarantor covenants with the Landlord as a primary obligation that the Tenant or the Guarantor will observe and perform all the obligations on the part of the Tenant contained in this deed and in the case of default by the Tenant the Guarantor will pay and make good to the Landlord on demand all losses, damages, costs and expenses arising from such default and will observe and perform all the obligations on the part of the Tenant contained in this deed and agrees that no time concession or indulgence granted to the Tenant by the Landlord nor any variation of the terms of the Lease or of this deed nor any other thing by virtue of which but for this provision the Guarantor would have been released will in any way release the obligations of the Guarantor to the Landlord under this clause or the Lease as supplemented by this deed.

11.3 The Guarantor agrees not without the consent of the Landlord to exercise any of its rights of reimbursement or indemnity against the Tenant or any other person who is liable and not to seek to benefit from or to stand in the place of the Landlord in respect of any security or other right or remedy (including without limitation the Rent Deposit) now or hereafter held by or accruing to the Landlord in respect of the Liabilities.

12.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      Unless expressly stated nothing in this deed will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

13.   EXECUTION

      IN WITNESS of which the Landlord, the Tenant and the Guarantor have caused their Common Seals to be affixed to this deed which is intended to be and is delivered the day and year first before written but not before.

Executed as a Deed by [WP Carey]               )
acting by [                              ]     )
pursuant to a power of attorney dated          )
[                                        ]     )
in the presence of:-

Name

Address

Occupation

Counterpart

Executed as a Deed by           )
POLESTAR PETTY LIMITED          )
acting by two Directors or      )
a Director and Secretary        )

                                                        Director

                                                        Director/Seceretary

Executed as a Deed by                   )
POLESTAR PETTY BINDERY                  )
LIMITED acting by                       )
two Directors or a Director and         )
Secretary                               )

                                                         Director

                                                         Director/Secretary

Executed as a Deed by                    )
POLESTAR MAGAZINES &                     )
CATALOGUES LIMITED                       )
acting by two Directors or a             )
Director and Secretary                   )

                                                         Director

                                                         Director/Secretary

Executed as a Deed by                   )
WATMOUGHS (HOLDINGS)                    )
LIMITED acting by two Directors         )
or a Director and Secretary             )

                                                         Director

                                                         Director/Secretary

Executed as a Deed by                   )
POLESTAR GROUP LIMITED                  )
acting by two Directors or a            )
Director and Secretary                  )

                                                         Director

                                                         Director/Secretary

TENTH SCHEDULE

                     Form of Deed of Substitution of Surety

DATED                                                      [  ]

                                 (1) [LANDLORD]

                                  (2) [TENANT]

                          (3) [ORIGINAL SURETY COMPANY]

                                (4) [NEW SURETY COMPANY]

                        DEED OF SUBSTITUTION AND RELEASE
                        in respect of a Lease dated [         ]

               Premises at Whitehall Road and Coleman Street Leeds

                                Nabarro Nathanson
                                   Lacon House
                                 Theobald's Road
                                 London WC1X 8RW

                                Tel: 020 7524 6000

                        DEED OF SUBSTITUTION AND RELEASE

DATE                                    [  ]

PARTIES

(1)   [                                ]whose company registration number
      is [               ] and whose registered office is at [               ]
      (the "LANDLORD");

(2)   [                             ] whose company registration number is
      [        ] and whose registered office is at [                     ] (the
      "TENANT");

(3)   [                             ] whose company registration number is [
                  ] and whose registered office is at [                       ]
      (the "ORIGINAL SURETY COMPANY"); and

(4)   whose company registration number is [        ] whose registered office is
      situate at[                                 ] (the "New SURETY COMPANY").

RECITALS

(A)   This Deed is supplemental to a lease (the "LEASE") dated [               ]
      made between (1) [WP CAREY] (2) POLESTAR PETTY LIMITED (3) POLESTAR PETTY BINDERY LIMITED, POLESTAR MAGAZINES & CATALOGUES LIMITED, WATMOUGHS (HOLDINGS) LIMITED and POLESTAR GROUP LIMITED whereby the premises briefly known as premises at Whitehall Road and Coleman Street, Leeds (the "PREMISES") were demised by the Landlord to the Tenant for a term of
      expiring on [       ] subject to the rents and on the terms and conditions
      therein appearing.

(B) The Original Surety Company joined as a party to the Lease to guarantee to the Landlord the payment by the Tenant of the rents reserved by the Lease and the performance and observance by the Tenant of the covenants on its part contained in the Lease.

(C) It has been agreed between the New Surety Company and the Original Surety Company that the New Surety Company shall offer its own guarantee of the covenants under the Lease on the same terms, mutatis mutandis, as and in substitution for the guarantee of the Original Surety Company and that the New Surety Company shall assume the obligations of the Original Surety Company under the Lease.

(D) The Landlord and the Tenant consent to the substitution of the New Surety Company for the Original Surety Company under the Lease.

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

IT IS HEREBY AGREED AS FOLLOWS:

14.   RELEASE BY THE LANDLORD

      In consideration of the covenant on the part of the New Surety Company contained in CLAUSE 2 of this Deed the Landlord unconditionally releases and discharges absolutely the Original Surety Company from further performance of its obligations under the Lease and all documents and agreements supplemental or collateral thereto and from all actions, proceedings, damages, costs, claims and demands whatsoever arising out of or in respect of the Lease or the Premises or in any other manner whether arising prior to, on or subsequent to the date of this Deed.

13.   ACCEPTANCE OF LIABILITY BY THE NEW SURETY COMPANY

      In consideration of the release by the Landlord contained in CLAUSE 1 of this Deed the New Surety Company hereby assumes the liabilities of the Original Surety Company under the Lease and agrees and covenants with the Landlord and the Original Surety Company to perform all the duties and to discharge all the obligations of the Original Surety Company under the Lease and any agreements supplemental or collateral thereto and to be bound by the terms and conditions of the Lease and any agreements supplemental or collateral thereto in every way as if it were named therein as a party ab initio in place of the Original Surety Company.

14.   ACCEPTANCE BY THE LANDLORD

      The Landlord accepts the liability and guarantee of the New Surety
      Company.

15.   LEASE IN FORCE

      The terms and conditions of this Deed represent the entire agreement between the parties relating to the substitution of the New Surety Company for the Original Surety Company and except as specifically amended by this Deed all the terms and conditions of the Lease and any agreements supplemental or collateral thereto remain in full force and effect.

16.   CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

      No person who is not a party to this Deed (a "third party") has or shall have any right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Deed and no consent of any third party shall be required under that Act to any cancellation or variation of this Deed.

IN WITNESS of which this deed has been duly executed and is delivered on the date written at the beginning of this deed.

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

Executed as a Deed by                    )
POLESTAR PETTY LIMITED                   )
acting by two Directors or               )
a Director and Secretary                 )

                             [ILLEGIBLE]          Director

                             [ILLEGIBLE]          Director/Secretary


Executed as a Deed by                   )
POLESTAR PETTY BINDERY                  )
LIMITED acting by                       )
two Directors or a Director and         )
Secretary                               )

                             [ILLEGIBLE]          Director

                             [ILLEGIBLE]          Director/Secretary

Executed as a Deed by                   )
POLESTAR MAGAZINES &                    )
CATALOGUES LIMITED                      )
acting by two Directors or a            )
Director and Secretary                  )

                             [ILLEGIBLE]          Director

                             [ILLEGIBLE]          Director/Secretary

Executed as a Deed by                   )
WATMOUGHS (HOLDINGS)                    )
LIMITED acting by two Directors         )
or a Director and Secretary             )

                             [ILLEGIBLE]          Director

                             [ILLEGIBLE]          Director/Secretary

Executed as a Deed by                    )
POLESTAR GROUP LIMITED                   )
acting by two Directors or a             )
Director and Secretary                   )

                             [ILLEGIBLE]          Director

                             [ILLEGIBLE]          Director/Secretary

                                       77